                                                                    Exhibit 10.1

                              AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT

                                      AMONG

                         CITIZENS BANK OF MASSACHUSETTS
                            (AS LENDER AND AS AGENT)

                                       AND

                     THE FINANCIAL INSTITUTIONS PARTY HERETO
                                FROM TIME TO TIME
                                  (AS LENDERS)

                                      WITH

                               PC CONNECTION, INC.
                                  (AS BORROWER)

                                       AND

                      COMTEQ FEDERAL OF NEW HAMPSHIRE, INC.
                               GOVCONNECTION, INC.
                         MERRIMACK SERVICES CORPORATION
                         PC CONNECTION SALES CORPORATION
                   PC CONNECTION SALES OF MASSACHUSETTS, INC.
                                MOREDIRECT, INC.
                                 (AS GUARANTORS)

                                  May 31, 2002

                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----

I.      DEFINITIONS. ........................................................................   1
        1.1      Accounting Terms ...........................................................   1
        1.2      General Terms ..............................................................   1
        1.3      Uniform Commercial Code Terms ..............................................  17
        1.4      Certain Matters of Construction ............................................  17

II.     ADVANCES, PAYMENTS. .................................................................  17
        2.1      Revolving Advances. ........................................................  17
        2.2      Procedure for Revolving Advances Borrowing; Eurodollar Advances ............  18
        2.3      Disbursement of Advance Proceeds ...........................................  20
        2.4      Intentionally Left Blank ...................................................  21
        2.5      Maximum Advances ...........................................................  21
        2.6      Repayment of Advances ......................................................  21
        2.7      Repayment of Excess Advances ...............................................  21
        2.8      Statement of Account .......................................................  22
        2.9      Letters of Credit ..........................................................  22
        2.10     Issuance of Letters of Credit ..............................................  22
        2.11     Requirements For Issuance of Letters of Credit .............................  23
        2.12     Additional Payments ........................................................  24
        2.13     Manner of Borrowing and Payment ............................................  24
        2.14     Intentionally Left Blank ...................................................  26
        2.15     Use of Proceeds ............................................................  26
        2.16     Defaulting Lender ..........................................................  26
        2.17     Swingline Advances .........................................................  27
        2.18     LCMS Agreement .............................................................  29

III.    INTEREST AND FEES. ..................................................................  29
        3.1      Interest ...................................................................  29
        3.2      Letter of Credit Fees ......................................................  29
        3.3      Fees .......................................................................  30
        3.4      Collateral Audit Fee .......................................................  30
        3.5      Intentionally Left Blank ...................................................  30
        3.6      Computation of Interest and Fees ...........................................  31
        3.7      Maximum Charges ............................................................  31
        3.8      Increased Costs ............................................................  31
        3.9      Basis For Determining Interest Rate Inadequate or Unfair ...................  32
        3.10     Capital Adequacy ...........................................................  32
        3.11     Gross Up for Taxes .........................................................  33
        3.12     Withholding Tax Exemption ..................................................  33

IV.     COLLATERAL:  GENERAL TERMS ..........................................................  33
        4.1      Security Interest in the Collateral ........................................  33
        4.2      Perfection of Security Interest ............................................  34
        4.3      Disposition of Collateral ..................................................  34

        4.4      Preservation of Collateral ..........................................  34
        4.5      Ownership of Collateral .............................................  35
        4.6      Defense of Agent's and Lenders' Interests ...........................  35
        4.7      Books and Records ...................................................  36
        4.8      Financial Disclosure ................................................  36
        4.9      Compliance with Laws ................................................  36
        4.10     Inspection of Premises ..............................................  36
        4.11     Insurance ...........................................................  37
        4.12     Failure to Pay Insurance ............................................  38
        4.13     Payment of Taxes ....................................................  38
        4.14     Payment of Leasehold Obligations ....................................  38
        4.15     Receivables .........................................................  38
        4.16     Inventory ...........................................................  41
        4.17     Maintenance of Equipment ............................................  41
        4.18     Exculpation of Liability ............................................  41
        4.19     Environmental Matters ...............................................  42
        4.20     Financing Statements ................................................  44

V.      REPRESENTATIONS AND WARRANTIES. ..............................................  44
        5.1      Authority ...........................................................  44
        5.2      Formation and Qualification .........................................  44
        5.3      Survival of Representations and Warranties ..........................  45
        5.4      Tax Returns .........................................................  45
        5.5      Financial Statements ................................................  45
        5.6      Corporate Name ......................................................  46
        5.7      O.S.H.A. and Environmental Compliance ...............................  46
        5.8      Solvency; No Litigation, Violation, Indebtedness or Default .........  46
        5.9      Intentionally Left Blank ............................................  48
        5.10     Licenses and Permits ................................................  48
        5.11     Default of Indebtedness .............................................  48
        5.12     No Default ..........................................................  48
        5.13     Intentionally Left Blank ............................................  48
        5.14     Margin Regulations ..................................................  48
        5.15     Investment Company Act ..............................................  48
        5.16     Disclosure ..........................................................  48
        5.17     Intentionally Left Blank ............................................  48
        5.18     Interest Rate Protection Agreement ..................................  49
        5.19     Conflicting Agreements ..............................................  49
        5.20     Application of Certain Laws and Regulations .........................  49
        5.21     Business and Property of Borrower ...................................  49
        5.22     Section 20 Subsidiaries .............................................  49
        5.23     Investigations, Audits, Etc .........................................  49
        5.24     Brokerage ...........................................................  49

VI.     AFFIRMATIVE COVENANTS. .......................................................  49
        6.1      Payment of Fees .....................................................  49
        6.2      Conduct of Business and Maintenance of Existence and Assets. ........  50
        6.3      Violations ..........................................................  50
        6.4      Intentionally Left Blank ............................................  50
        6.5      Minimum Consolidated Net Worth ......................................  50
        6.6      Maximum Funded Debt Ratio ...........................................  50

        6.7      Execution of Supplemental Instruments ...............................  50
        6.8      Payment of Indebtedness .............................................  50
        6.9      Standards of Financial Statements ...................................  51
        6.10     Covenant to Assume Obligations and Give Security ....................  51
        6.11     Further Assurances. .................................................  51
        6.12     Keeping of Books and Records ........................................  52
        6.13     Bank Accounts .......................................................  52
        6.14     Minimum Reserves ....................................................  52

VII.    NEGATIVE COVENANTS. ..........................................................  52
        7.1      Merger, Consolidation, Acquisition and Sale of Assets ...............  52
        7.2      Creation of Liens ...................................................  52
        7.3      Guarantees ..........................................................  52
        7.4      Investments .........................................................  53
        7.5      Loans ...............................................................  53
        7.6      Intentionally Left Blank ............................................  53
        7.7      Dividends ...........................................................  53
        7.8      Indebtedness ........................................................  53
        7.9      Nature of Business ..................................................  54
        7.10     Transactions with Affiliates ........................................  54
        7.11     Subsidiaries. .......................................................  54
        7.12     Fiscal Year and Accounting Changes ..................................  54
        7.13     Pledge of Credit ....................................................  54
        7.14     Amendment of Articles of Incorporation, By-Laws .....................  54
        7.15     Compliance with ERISA ...............................................  54
        7.16     Prepayment of Indebtedness ..........................................  55
        7.17     MoreDirect Payments .................................................  55
        7.18     Other Agreements ....................................................  55

VIII.   CONDITIONS PRECEDENT. ........................................................  55
        8.1      Conditions to Initial Advances ......................................  55
        8.2      Conditions to Each Advance ..........................................  58

IX.     INFORMATION AS TO BORROWER. ..................................................  59
        9.1      Disclosure of Material Matters ......................................  59
        9.2      Schedules ...........................................................  59
        9.3      Environmental Reports ...............................................  59
        9.4      Litigation ..........................................................  59
        9.5      Material Occurrences ................................................  60
        9.6      Intentionally Left Blank ............................................  60
        9.7      Annual Financial Statements .........................................  60
        9.8      Quarterly Financial Statements ......................................  61
        9.9      Monthly Financial Statements ........................................  61
        9.10     Intentionally Left Blank ............................................  61
        9.11     Other Reports .......................................................  61
        9.12     Additional Information ..............................................  61
        9.13     Projected Operating Budget ..........................................  62
        9.14     Notice of Suits, Adverse Events .....................................  62
        9.15     ERISA Notices and Requests ..........................................  62
        9.16     Additional Documents ................................................  63

X.      EVENTS OF DEFAULT. ...................................................  63
        10.1     Specified Events of Default .................................  63

XI.     LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT ...........................  66
        11.1     Rights and Remedies .........................................  66
        11.2     Agent's Discretion ..........................................  67
        11.3     Setoff ......................................................  67
        11.4     Rights and Remedies not Exclusive ...........................  67
        11.5     Allocation of Payments After Event of Default ...............  67

XII.    WAIVERS AND JUDICIAL PROCEEDINGS .....................................  68
        12.1     Waiver of Notice ............................................  68
        12.2     Delay .......................................................  68
        12.3     Jury Waiver .................................................  68

XIII.   EFFECTIVE DATE AND TERMINATION .......................................  69
        13.1     Term ........................................................  69
        13.2     Termination .................................................  69

XIV.    REGARDING AGENT ......................................................  69
        14.1     Appointment .................................................  69
        14.2     Nature of Duties ............................................  70
        14.3     Lack of Reliance on Agent and Resignation ...................  70
        14.4     Certain Rights of Agent .....................................  71
        14.5     Reliance ....................................................  71
        14.6     Notice of Default ...........................................  71
        14.7     Indemnification .............................................  71
        14.8     Agent in its Individual Capacity ............................  71
        14.9     Delivery of Documents .......................................  72
        14.10    Borrower's Undertaking to Agent .............................  72
        14.11    Amendment of Article 14 .....................................  72
        14.12    Additional Rights of Agent ..................................  72

XV.     MISCELLANEOUS ........................................................  72
        15.1     Governing Law ...............................................  72
        15.2     Entire Understanding ........................................  73
        15.3     Successors and Assigns; Participations; New Lenders .........  75
        15.4     Application of Payments .....................................  76
        15.5     Indemnity ...................................................  77
        15.6     Notice ......................................................  77
        15.7     Survival ....................................................  78
        15.8     Severability ................................................  78
        15.9     Expenses ....................................................  78
        15.10    Injunctive Relief ...........................................  79
        15.11    Consequential Damages .......................................  79
        15.12    Captions ....................................................  79
        15.13    Counterparts; Facsimile Signatures ..........................  79
        15.14    Construction ................................................  79
        15.15    Confidentiality; Sharing Information ........................  79
        15.16    Publicity ...................................................  80
        15.17    Other Document ..............................................  80

List of Exhibits and Schedules
Exhibits
--------

Exhibit 2.1(a)                      Revolving Credit Note

Exhibit 2.17(a)                     Swingline Note

Exhibit 5.5(a)                      Projections

Exhibit 9.7                         Compliance Certificate

Exhibit 15.3                        Commitment Transfer Supplement

Exhibit A                           Borrowing Base Certificate

Exhibit B                           Pledge Agreement


Schedules
---------

Schedule 1.3                        Permitted Encumbrances

Schedule 1.4                        Permitted Subordinated Indebtedness

Schedule 4.5                        Equipment and Inventory Locations

Schedule 4.11                       Insurance

Schedule 4.19                       Real Property

Schedule 5.2(a)                     States of Qualification

Schedule 5.2(b)                     Subsidiaries

Schedule 5.4                        Federal Tax Identification Number

Schedule 5.6                        Prior Names

Schedule 5.8(b)                     Litigation

Schedule 5.8(d)                     Plans

Schedule 5.10                       Licenses and Permits

Schedule 5.23                       Audits

Schedule 5.24                       Commissions

Schedule 7.3                        Guarantees

                              AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT
                          -----------------------------

     Amended and Restated Credit and Security Agreement dated as of May 31, 2002 (the "Agreement" or the "Loan Agreement") by and among PC Connection Inc., a corporation organized under the laws of the State of Delaware (the "Borrower"), ComTeq Federal of New Hampshire, Inc., a corporation organized under the laws of the State of Delaware, GovConnection, Inc., a corporation organized under the laws of the State of Maryland, Merrimack Services Corporation, a corporation organized under the laws of the State of Delaware, PC Connection Sales Corporation, a corporation organized under the laws of the State of Delaware, PC Connection Sales of Massachusetts, Inc., a corporation organized under the laws of the State of Delaware, MoreDirect, Inc., a corporation organized under the laws of the State of Florida (each a "Guarantor" and collectively the "Guarantors"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and Citizens Bank of Massachusetts ("Citizens"), as agent for Lenders (Citizens, in such capacity, the "Agent").

     WHEREAS, the Borrower has entered into an Amended and Restated Loan Agreement dated as of February 25, 2000, as amended (the "Existing Loan Agreement") with Citizens, as lender and agent, and the Lenders, as lenders, pursuant to which the Lenders extended certain credit facilities to the Borrower;

     WHEREAS, the Borrower, the Agent and the Lenders desire to further amend and restate the Existing Loan Agreement by entering into this Agreement, on the terms and conditions set forth therein

     IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Guarantors, Lenders and Agent hereby agree as follows:

I.   DEFINITIONS.

     1.1 Accounting Terms. As used in this Agreement, the Other Documents or any
         ----------------
certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrower for the fiscal year ended December 31, 2001.

     1.2 General Terms. For purposes of this Agreement the following terms shall
         -------------
have the following meanings:

     "Accountants" shall have the meaning set forth in Section 9.7 hereof.
      -----------

     "Advances" shall mean and include the Revolving Advances, the Swingline
      --------
Advances and Letters of Credit.

     "Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.
      -------------

     "Affiliate" of any Person shall mean (a) any Person (other than a
      ---------
Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or(iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" shall have the meaning set forth in the preamble to this Agreement
      -----
and shall include its successors and assigns.

     "Agent Fee Letter" shall mean that certain fee letter dated as of May 31,
      ----------------
2002 between Borrower and Agent.

     "Applicable Law" shall mean all laws, rules and regulations applicable to
      --------------
the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

     "Authority" shall have the meaning set forth in Section 4.19(d).
      ---------

     "Base Rate" shall mean the base commercial lending rate of Citizens as
      ---------
publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by Citizens as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Citizens to any particular class or category of customers of Citizens.

     "Blocked Account Agreement" shall have the meaning set forth in Section
      -------------------------
4.15(h).

     "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).
      ----------------

     "Borrower" shall have the meaning set forth in the preamble to this
      --------
Agreement.

     "Borrower Pledge Agreement" shall mean that certain Pledge Agreement
      -------------------------
between Borrower and the Agent on behalf of the Lenders substantially in the form of Exhibit B hereto pursuant to which the Borrower pledges as security for the Obligations, 100% of its interest in MoreDirect, Inc., whether now owned or hereinafter acquired.

     "Borrower's Account" shall have the meaning set forth in Section 2.8.
      ------------------

     "Borrowing Base Certificate" shall mean a certificate duly executed by an
      --------------------------
authorized senior officer of Borrower appropriately completed and substantially in the form of Exhibit A hereto.
               ---------

     "Business Day" shall mean any day other than Saturday or Sunday or a legal
      ------------
holiday on which commercial banks are authorized or required by law to be closed for business in Boston, Massachusetts and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which transactions are carried on in the London interbank market.

     "Capitalized Lease Obligation" shall mean any Indebtedness of Borrower or
      ----------------------------
any of its Subsidiaries represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation
      ------
and Liability Act of 1980, as amended, 42 U.S.C. (S)(S)9601 et seq.

     "Change of Control" shall mean (a) the occurrence of any event (whether in
      -----------------
one or more transactions) which results in a transfer by the Borrower of any ownership interest of its Subsidiaries to any Person, except as expressly permitted under this Agreement, or (b) any merger or consolidation of or with Borrower or any of its Subsidiaries or sale of all or substantially all of the property or assets of Borrower or any of its Subsidiaries, except as otherwise permitted herein.

     "Charges" shall mean all taxes, charges, fees, imposts, levies or other
      -------
assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower, any of its Subsidiaries.

     "Closing Date" shall mean May 31, 2002 or such other date as may be agreed
      ------------
to by the parties hereto.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time and the regulations promulgated thereunder.

     "Collateral" shall mean and include:
      ----------

             (a)   all Receivables;

             (b)   all Equipment;

             (c)   all Inventory;

             (d)   all Investment Property;

             (e)   all Real Property;

             (f)   all Stock in MoreDirect, Inc.;

             (g)   the Leasehold Interests;

             (h)   Letter of Credit Rights;

             (i)   Supporting Obligations;

             (j) all of Borrower's and any of its Subsidiaries' right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's or any of its Subsidiaries' rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower or any of its Subsidiaries from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower's or any of its Subsidiaries' contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by Borrower or any of its Subsidiaries, all real and personal property of third parties in which Borrower or any of its Subsidiaries has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower or any of its Subsidiaries has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and Borrower or any of its Subsidiaries;

             (k) all of Borrower's or any of its Subsidiaries' ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Borrower or any of its Subsidiaries or in which it has an interest), computer programs, tapes, disks and documents relating to any of the property described in this definition; and

             (l) all proceeds and products of any of the property described in this definition in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds but excluding designated payroll accounts), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments, investment property and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds provided, however, notwithstanding the foregoing or any other provision of this Agreement or any Other Document, as of the date hereof, such grant of a security interest shall not extend to, and shall not include (x) any and all property (including any insurance proceeds thereof) of the Borrower or any of its Subsidiary which has been financed by IBM Credit

Corporation or Deutsche Financial Services or against which a Lien has been granted in favor of IBM Credit Corporation or Deutsche Financial Services Corporation as security for the Indebtedness permitted under this Agreement, (y) any stock or other equity ownership interest of the Borrower or any of its Subsidiaries (other than MoreDirect, Inc.) held or owned by the Borrower or any of its Subsidiaries, or (z) all general intangibles including, without limitation (i) trade names, product names, corporate names, service marks, trademarks, applications for any of the foregoing and related goodwill; (ii) inventions, trade secrets, patents and patent applications; (iii) copyrights and copyright applications; (iv) computer programs, software, firmware, source code, operating manuals and information relating thereto, (v) customer lists; (vi) tax refunds and insurance refunds; (vii) warranty, indemnity and insurance claims;
(viii) contracts and contract rights and (ix) anything constituting general intangibles under the Uniform Commercial Code.

     "Collateral Audit" shall have the meaning set forth in Section 4.10 hereto.
      ----------------

     "Commitment Percentage" of any Lender shall mean the percentage set forth
      ---------------------
below such Lender's name on the signature page hereof for all Advances as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(c) hereof or pursuant to Section 2.1(c) hereof.

     "Commitment Transfer Supplement" shall mean a document in the form of
      ------------------------------
Exhibit 15.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

     "Compliance Certificate" shall mean the certificate represented in Section
      ----------------------
9.7.

     "Consents" shall mean all filings and all licenses, permits, consents,
      --------
approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's or any of its Subsidiaries' business, including, without limitation, any Consents required under all applicable foreign, federal, state or other applicable law.

     "Consolidated EBIT" shall mean for any period the sum of (a) Consolidated
      -----------------
Net Income and (b) all amounts deducted in computing Consolidated Net Income in respect of (i) interest expense on Indebtedness and (ii) taxes based on or measured by income, in each case for the period under review.

     "Consolidated EBITDA" shall mean the sum of (a) Consolidated EBIT, plus (b)
      -------------------                                               ----
the aggregate amount of consolidated depreciation and amortization expense plus
                                                                           ----
(c) non-cash extraordinary or non-recurring losses less (d) extraordinary or
                                                   ----
non-recurring gains.

     "Consolidated Net Income" of Borrower and its Subsidiaries for any fiscal
      -----------------------
period shall mean the net income (or loss) from operations of the Borrower and its Subsidiaries for such period, after taxes, determined in accordance with GAAP consistently applied.

     "Consolidated Net Worth" at a particular date, shall mean the consolidated
      ----------------------
total assets of the Borrower and its Subsidiaries, less the consolidated total liabilities of the Borrower and its Subsidiaries.

         "Contract Interest Rate" shall have the meaning set forth in Section
          ----------------------
3.1 hereof.

         "Contractual Obligations," as applied to any Person, means any
          -----------------------
indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "Controlled Group" shall mean all members of a group of corporations
          ----------------
under common control of a Person with a "controlling interest" in such corporations, and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

         "Customer" shall mean and include the account debtor with respect to
          --------
any Receivable or and/or any party who enters into any contract or other arrangement with Borrower or any of its Subsidiaries, pursuant to which Borrower or any of its Subsidiaries is to deliver any personal property or perform any services.

         "Default" shall mean an event which, with the giving of notice or
          -------
passage of time or both, would constitute an Event of Default.

         "Default Rate" shall have the meaning set forth in Section 3.1 hereof.
          ------------

         "Defaulting Lender" shall have the meaning set forth in Section 2.16(a)
          -----------------
hereof.

         "Depository Accounts" shall have the meaning set forth in Section
          -------------------
4.15(h) hereof.

         "Documents" shall mean this Agreement, the Other Documents and any
          ---------
other agreement, document or instrument issued pursuant to or in connection with any of the foregoing and in each case as amended, restated, supplemented or otherwise modified from time to time.

         "Dollar" and the sign "$" shall mean lawful money of the United States
          ------
of America.

         "Domestic Rate Loan" shall mean any Advance that bears interest based
          ------------------
upon the Base Rate.

         "Eligible Government Receivables" shall mean those Receivables arising
          -------------------------------
solely from purchase orders that are not due or unpaid more than ninety (90) days after the original invoice where the Customer is the United States of America, any state or local government or municipality, and any department, agency or instrumentality of any of them.

         "Eligible Government Receivables Advance Rate" shall have the meaning
          --------------------------------------------
set froth in Section 2.1(a) hereof.

         "Eligible Receivables" shall mean and include with respect to Borrower
          --------------------
or any of its Subsidiaries, each Receivable of Borrower or any of its Subsidiaries arising in the ordinary course of Borrower's or any of its Subsidiaries' business. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other customary evidence reasonably satisfactory to the Agent. In addition, no Receivable shall be an Eligible Receivable if:

         (a) it arises out of a sale made by any Borrower or any of its Subsidiaries to an Affiliate of the Borrower or any of its Subsidiaries or to a Person controlled by an Affiliate of the Borrower or any of its Subsidiaries;

         (b) it is due or unpaid more than ninety (90) days after the original invoice;

         (c) fifty percent (50%) or more of the Receivables from such Customer are due or unpaid more than 90 days after the original invoice. Such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

         (d) any covenant, representation or warranty contained in this Agreement or Other Document with respect to such Receivable has been breached;

         (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

         (f) the sale is to a Customer outside the United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

         (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

         (h) the Customer is the United States of America, any state or local government unit within the United States of America or any department, agency or instrumentality of any of them, unless Borrower or the applicable Subsidiary assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

         (i) the Receivable is owing to a Customer located in New Jersey, Minnesota, West Virginia (or any other state that requires a creditor to qualify to do business or file a report in order to enforce remedies against an account debtor), unless Borrower or the applicable Subsidiary has complied with the requirements of such state so as to be authorized to bring suit and enforce remedies through judicial process against such account debtor;

               (j) the goods giving rise to such Receivable have not been shipped to the Customer or the services giving rise to such Receivable have not been performed by Borrower or the applicable Subsidiary or the Receivable otherwise does not represent a final sale;

               (k) the Receivables of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Receivable exceeds such limit;

               (l) if the Receivable is owing from a Customer that is also a creditor or supplier of the Borrower or any of its Subsidiaries, the portion of such Receivable equal to the amount of any offset, deduction, defense, dispute, or counterclaim, or the Receivable is contingent in any respect or for any reason;

               (m) the Borrower or any of its Subsidiaries has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

               (n) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed but only to extent of such return, rejection, repossession or dispute;

               (o) such Receivable is not payable to Borrower or any of its Subsidiaries;

               (p) all Receivables from any Customer (excluding any governmental entity or agency) where the aggregate of otherwise Eligible Receivables from such Customer is greater than fifteen percent (15%) of all Eligible Receivables (including such otherwise Eligible Receivables from such Customer) at any one time, but only to the extent in excess of fifteen percent (15%) of such Receivables; or

               (q) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner, provided any exclusion promulgated by the Agent under this subparagraph (q) shall not be effective until ten (10) days after receipt by the Borrower of written notice from the Agent.

         "Environmental Complaint" shall have the meaning set forth in Section
          -----------------------
4.19(d) hereof.

         "Environmental Laws" shall mean all federal, state and local
          ------------------
environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

         "Equipment" shall mean all Equipment as defined in the UCC whether now
          ---------
owned or hereafter acquired and wherever located.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended from time to time and the rules and regulations promulgated thereunder.

         "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then
          ---------------
current Interest Period relating thereto the interest rate per annum determined by Citizens by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate of interest determined by Citizens in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Bridge Information Services (formerly known as Dow Jones Markets Service) (or appropriate successor or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by Citizens) display page 3750 (or such other display page on the Bridge Information Services system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (b) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

       Average of London interbank offered rates quoted by BBA as shown on Eurodollar Rate = Bridge Information Services display page 3750 or appropriate successor
                  --------------------------------------------------------------
                                  1.00 - Reserve Percentage.

         "Eurodollar Rate Loan" shall mean an Advance at any time that bears
          --------------------
interest based on the Eurodollar Rate.

         "Event of Default" shall have the meaning set forth in Section 10.1
          ----------------
hereof.

         "Facility Fee" shall have the meaning set forth in Section 3.3(b)
          ------------
hereof.

         "Federal Funds Rate" shall mean, for any day, the weighted average of
          ------------------
the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Citizens from three Federal funds brokers of recognized standing reasonably selected by Citizens.

         "Formula Amount" shall have the meaning set forth in Section 2.1(a).
          --------------

         "Funded Debt Ratio" shall mean, with respect to any fiscal quarter, the
          -----------------
ratio of (a) the average daily outstanding Advances over such fiscal quarter to
(b) the rolling four fiscal quarter Consolidated EBITDA (including such fiscal quarter) of Borrower and its Subsidiaries (which shall, for periods prior to the acquisition of MoreDirect, Inc. include the EBITDA of MoreDirect, Inc. for such quarters, on a pro forma basis).

         "GAAP" shall mean generally accepted accounting principles set forth
          ----
from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable statute and authority within the U.S. accounting profession) that are applicable to the circumstances as of the Closing Date.

         "Governmental Body" shall mean any nation or government, any state or
          -----------------
other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

         "Guarantor" shall mean (i) ComTeq Federal of New Hampshire, Inc., (ii)
          ---------
GovConnection, Inc., (iii) Merrimack Services Corporation, (iv) PC Connection Sales Corporation., (v) PC Connection Sales of Massachusetts, Inc., (vi) MoreDirect, Inc. and (vi) any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

         "Guaranty" shall mean any guaranty of the Obligations of Borrower
          --------
executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders.

         "Hazardous Discharge" shall have the meaning set forth in Section
          -------------------
4.19(d) hereof.

         "Hazardous Substance" shall mean, without limitation, any flammable
          -------------------
explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

         "Hazardous Wastes" shall mean all waste materials subject to regulation
          ----------------
under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

         "Indebtedness" as applied to any Person, means: (a) all indebtedness
          ------------
for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) any obligation under any lease (a "synthetic lease") treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes or creditors rights purposes; (d) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (e) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (f) "earnouts" and similar payment obligations; and (g) all indebtedness secured by any Lien on any property or assets owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person.

         "Interest Expense" shall mean, as of any date of determination, (a)
          ----------------
total interest expense (including the portion that is attributable to capitalized leases in accordance with GAAP) of Borrower and each of its Subsidiaries with respect to all outstanding Indebtedness of Borrower and each of its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit financing and the net costs under the Interest Rate Protection Agreements, less (b) any portion thereof not payable in cash.

     "Interest Period" shall mean the period provided for any Eurodollar Rate
      ---------------
Loan pursuant to Section 2.2(b).

     "Interest Rate Protection Agreement" shall mean any interest rate swap
      ----------------------------------
agreement, interest rate cap agreement, interest rate collar agreement (including costless collars), interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

     "Inventory" shall mean Inventory as defined in the UCC and shall include
      ---------
all of Borrower's or any of its Subsidiaries' now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's or any of its Subsidiaries' business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

     "Investment Property" shall mean Investment Property as defined in the UCC
      -------------------
and shall include all of Borrower's or any of its Subsidiaries' now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

     "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts
      ------
a draft pursuant to the terms hereof.

     "Leasehold Interests" shall mean all of Borrower's or any of its
      -------------------
Subsidiaries' right, title and interest in and to any of the based premises designated by the Agent in writing to Borrower.

     "Lender" and "Lenders" shall have the meaning ascribed to such term in the
      ------       -------
preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

     "Letter of Credit Application" shall mean all documents executed in
      ----------------------------
connection with a request for a Letter of Credit to be issued to Borrower under the terms and conditions hereunder.

     "Letter of Credit Fees" shall have the meaning set forth in Section 3.2.
      ---------------------

     "Letter of Credit Rights" shall have the meaning ascribed to it in the UCC.
      -----------------------

     "Letters of Credit" shall mean set forth in Section 2.9.
      -----------------

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any easement, right of way or other encumbrance relating to real property, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

     "Line of Business" shall mean national and international rapid-response
      ----------------
direct marketers of information technology (IT) products, services and solutions, including brand-name products to large and small businesses, federal, state and local governments, educational institutions and consumers.

     "LMCS Agreement" shall mean an agreement entered into between the Agent and
      --------------
the Borrower governing the cash management of the Borrower on terms satisfactory to the Agent and Borrower.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the
      -----------------------
condition, operations, assets, properties, business or prospects of Borrower or any of its Subsidiaries, or (b) Borrower's or any of its Subsidiary's ability to pay the Obligations in accordance with the terms thereof.

     "Maximum Advance Amount" shall mean $45,000,000, provided that the Maximum
      ----------------------
Advance Amount shall be permanently reduced to $35,000,000 on August 31, 2002.

     "MoreDirect Merger Agreement" shall mean that certain Agreement and Plan of
      ---------------------------
Merger dated as of March 25, 2002 by and among the Borrower, Boca Acquisition Corp., MoreDirect, Inc. and certain shareholders of MoreDirect, Inc., as amended by the First Amendment.

     "Mortgages" shall mean each mortgage on any Real Property securing all or a
      ---------
portion of the Obligations together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
      ------------------
Sections 3(37) and 4001(a)(3) of ERISA.

     "Note" shall mean collectively the Revolving Credit Note and the Swingline
      ----
Note.

     "Obligations" shall mean and include any and all loans, advances (including
      -----------
overdrafts and Interest Rate Protection Agreements) debts, liabilities, obligations (including, without limitation, reimbursement obligations on any drawn Letters of Credit), covenants and duties owing by Borrower or any of its Subsidiaries to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent's or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower's or any of its Subsidiaries' Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders and Borrower and any of its Subsidiaries and any amendments, extensions, renewals or increases and all reasonable costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of Borrower or any of its Subsidiaries to Agent or Lenders to perform acts or refrain from taking any action.

     "Other Documents" shall mean the Note, the Questionnaire, any Guaranty,
      ---------------
each Letter of Credit and Letter of Credit Application, the Borrower Pledge Agreement, Blocked Account Agreements, the Agent Fee Letter, landlord waivers, warehouseman's waivers, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

     "Out-of-Formula Loans" shall have the meaning set forth in Section 15.2(b).
      --------------------

     "Participant" shall mean each Person who shall be granted the right by any
      -----------
Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

     "Payment Office" shall mean initially 28 State Street, 13/th/ Floor,
      --------------
Boston, Massachusetts 02109, thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and to each Lender to be the Payment Office.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.
      ----

     "Permitted Acquisitions" shall mean the acquisition by Borrower of all or
      ----------------------
substantially all of the assets or capital stock of any Person (the "Acquired Entity") engaged in a business substantially similar to the Line of Business, which acquisition satisfies all of the following criteria: (a) the aggregate consideration paid or payable by Borrower in connection with such acquisition (including earn out payments, seller paper or deferred purchase price payments) shall not exceed $5,000,000; (b) Borrower, as the case may be, complies, and cause any new Subsidiary acquired or formed in connection with such Permitted Acquisition to comply, with all of the provisions of Section 6.10; and (c) no Default or Event of Default shall have occurred or result from such Acquisition (to be demonstrated through delivery by the Borrower of a pro forma Compliance Certificate to Agent satisfactory to the Agent).

     "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the
      ----------------------
benefit of Agent and the other Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower or the applicable Subsidiary; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's or any of its Subsidiaries' business; (f) judgment Liens that have been stayed or bonded and discharged within sixty (60) days and mechanics', workers', materialman's or other like Liens arising in the ordinary course of Borrower's or any of its Subsidiaries' business with respect to obligations which are not due or which are being contested in good faith by Borrower or the applicable Subsidiary and with respect to which proper reserves have been taken by Borrower or the applicable Subsidiary; (g) Liens placed upon fixed assets and proceeds thereof hereafter acquired to secure a portion of the purchase price or financing thereof, provided that (x) any such lien shall not encumber any other property of Borrower or any of its Subsidiaries and proceeds thereof; (h) Liens disclosed on Schedule 1.3; (i) Liens arising from the
                                ------------
refinancing of capitalized leases or purchase money security interests within the limitations of Section 7.8(c); and (j) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented.

     "Permitted Subordinated Indebtedness" shall mean unsecured Indebtedness of
      -----------------------------------
the Borrower or any of its Subsidiaries in a principal amount not to exceed $50,000,000, in the aggregate, and on terms and conditions acceptable to the Agent incurred (i) in connection with Permitted Acquisitions or (ii) as set forth on Schedule 1.4 hereto.
         ------------

     "Permitted Vendor Debt" shall mean Indebtedness of the Borrower to IBM
      ---------------------
Credit Corporation and Deutsche Financial Services Corporation in an amount not to exceed $50,000,000 and on terms and conditions reasonably acceptable to the Agent (which shall include existing terms) and refinancing thereof.

     "Person" shall mean any individual, sole proprietorship, partnership,
      ------
corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether foreign, federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean any employee benefit plan within the meaning of Section
      ----
3(3) of ERISA, maintained for employees of Borrower or any of its Subsidiaries or any member of the Controlled Group or any such Plan to which Borrower or any of its Subsidiaries or any member of the Controlled Group is required to contribute on behalf of any of its employees.

     "Projections" shall have the meaning set forth in Section 5.5(a) hereof.
      -----------

     "Purchasing Lender" shall have the meaning set forth in Section 15.3(c)
      -----------------
hereof.

     "Questionnaire" shall mean the Documentation Information Questionnaire and
      -------------
the responses thereto provided by Borrower and each of its Subsidiaries and delivered to Agent.

     "RCRA" shall mean the Resource Conservation and Recovery Act, 42
      ----
U.S.C.(S)(S)6901 et seq., as same may be amended from time to time.

     "Real Property" shall mean all of Borrower's and any of its Subsidiaries'
      -------------
right, title and interest in and to the owned and leased premises identified on
Schedule 4.19 hereto.
-------------

     "Receivables" shall mean Receivables as defined in the UCC owed to Borrower
      -----------
or any of its Subsidiaries, now existing or hereafter created.

     "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.
      -------

     "Reportable Event" shall mean a reportable event described in Section
      ----------------
4043(b) of ERISA or the regulations promulgated thereunder.

     "Required Lenders" shall mean any Lenders holding more than sixty-six and
      ----------------
two-thirds percent (66 2/3%) of the Advances and unused commitment and, if no Advances are outstanding, shall mean Lenders holding sixty-six and two-thirds percent (66 2/3%) of the Commitment Percentages; provided, however, if there are only two Lenders, the Required Lenders shall mean Lenders holding one hundred percent (100%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding one hundred percent (100%) of the Commitment.

     "Reserve Percentage" shall mean the maximum effective percentage in effect
      ------------------
on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

     "Revolving Advances" shall mean Advances other than Swingline Advances and
      ------------------
Letters of Credit.

     "Revolving Credit Note" shall mean, collectively, the promissory notes
      ---------------------
referred to in Section 2.1(a) hereof.

     "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding
      ---------------------
company controlling Citizens, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     "Secured Interest Rate Protection Agreement" shall mean any Interest Rate
      ------------------------------------------
Protection Agreement entered into by Borrower with a counter party that is a Lender (or an affiliate thereof).

     "Senior Debt Payments" shall mean and include all cash actually expended by
      --------------------
Borrower to make (a) interest payments on any Advances hereunder, plus (b) payments for all fees, commissions and charges set forth herein to the Lenders, plus (c) scheduled capitalized lease payments or payments of purchase money indebtedness permitted under Section 7.8 hereof, plus (d) scheduled payments with respect to any other Indebtedness for borrowed money that, by its terms or by the terms of a subordinated agreement, is not subordinate to the Obligations.

     "Settlement Date" shall mean the Closing Date and thereafter Wednesday or
      ---------------
Thursday of each week or more frequently if Agent deems appropriate unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

     "Subordinated Debt Documentation" shall mean any agreements, documents or
      -------------------------------
instruments executed in connection with any Indebtedness permitted hereunder that is expressly subordinated to the Obligations, including, but not limited to, Permitted Subordinated Indebtedness.

     "Subsidiary" shall mean a corporation or other entity of whose shares of
      ----------
stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

     "Subsidiary Stock" shall mean all of the capital stock of any Subsidiary of
      ----------------
the Borrower.

     "Supporting Obligations" shall have the meaning ascribed to it in the UCC.
      ----------------------

     "Swingline Advance" means an Advance made pursuant to Section 2.17.
      -----------------

     "Swingline Lender" means Citizens, in its capacity as lender of Swingline
      ----------------
Advances hereunder.

     "Swingline Note" means, collectively, the promissory notes referred to in
      --------------
Section 2.17 hereof.

     "Term" shall have the meaning set forth in Section 13.1 hereof.
      ----

     "Termination Event" shall mean (a) a Reportable Event with respect to any
      -----------------
Plan or Multiemployer Plan; (b) the withdrawal of Borrower or any of its Subsidiaries or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any of its Subsidiaries or any member of the Controlled Group from a Multiemployer Plan.

     "Total Liabilities" at a particular date, shall mean all amounts which
      -----------------
would, in conformity with GAAP, be included under total liabilities on a balance sheet of Borrower and its Subsidiaries, as at such date, but in any event, including, without limitation, the amounts of (a) all Indebtedness of Borrower and its Subsidiaries, (b) all reserves in respect of liabilities or Indebtedness and (c) all accruals for federal or other taxes measured by income payable.

     "Toxic Substance" shall mean and include any material present on the Real
      ---------------
Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. ss.ss. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

     "Transferee" shall have the meaning set forth in Section 15.3(b) hereof.
      ----------

     "UCC" shall have the meaning set forth in Section 1.3 hereof.
      ---

     "Week" shall mean the time period commencing with the opening of business
      ----
on a Wednesday and ending on the end of business the following Tuesday.

     1.3  Uniform Commercial Code Terms. All terms used herein and defined in
          -----------------------------
the Uniform Commercial Code as adopted in the Commonwealth of Massachusetts from time to time shall have the meaning given therein unless otherwise defined herein (the "UCC"). To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

     1.4  Certain Matters of Construction. The terms "herein", "hereof" and
          -------------------------------
"hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.  ADVANCES, PAYMENTS.

     2.1  Revolving Advances.
          ------------------

          (a) Subject to the terms and conditions set forth in this Agreement including, without limitation, Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Advance Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

               (i) up to 80%, subject to the provisions of Section 2.1(b) hereof ("Eligible Receivables Advance Rate"), of Eligible Receivables, other than Eligible Government Receivables, plus

               (ii) up to 50%, subject to the provisions of Section 2.1(b) hereof ("Eligible Government Receivables Advance Rate"), of Eligible Government Receivables (the Eligible Receivables Advance Rate and the Eligible Government Receivables Advance Rate shall be referred to collectively as the "Advance Rates"), minus

               (iii) the aggregate amount of charges outstanding and additional amounts available under Letters of Credit (other than Letters of Credit that are 105% cash collateralized), minus

               (iv) such reserves as Agent may determine in its good faith business judgment to be necessary from time to time.

     The amount derived from (x) the sum of Sections 2.1(a)(y)(i) and (ii) minus
(y) the sum of Sections 2.1(a)(y)(iii) and (iv) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit
                                                                      -------
2.1(a).
------

          (b)  Discretionary Rights. The Advance Rates may be increased or
               --------------------
decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing the reserves may limit or restrict Advances requested by Borrower.

          (c)  Reduction of Maximum Advance Amount. The parties hereto agree
               -----------------------------------
that on August 31, 2002 the Maximum Advance Amount shall be permanently reduced from $45,000,000 to $35,000,000. Upon such reduction of the Maximum Advance Amount, the Commitment Percentage of Citizens Bank of Massachusetts shall be 71.43% and of Fleet National Bank shall be 28.57%, unless otherwise agreed to in writing by the Lenders.

     2.2  Procedure for Revolving Advances Borrowing; Eurodollar Advances.
          ---------------------------------------------------------------

          (a) With respect to Revolving Advances, Borrower may notify Agent prior to 12:00 noon (Boston time) at least one Business Day prior to the date of the proposed borrowing of Borrower's request to incur a Revolving Advance hereunder. The amount of any Revolving Advance request shall be a minimum of $100,000. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

          (b) Notwithstanding the provisions of subsection (a) above, with respect to all Advances, other than Swingline Advances, in the event Borrower desires to obtain a Eurodollar Rate Loan, Borrower must notify Agent prior to 10:00 a.m. (Boston Time) at least two (2) Business Days' prior to the date of the proposed borrowing, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be a minimum of $1,000,000 and an integral multiple of $1,000,000, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two, three, four or six months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

          (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

     Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) herein below.

          (d) Provided that no Default or Event of Default shall have occurred and be continuing, Borrower may, subject to the notice requirements set forth below, as to the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount. If Borrower desires to convert a loan, Borrower shall give Agent not less than two (2) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to any borrowing or each such conversion, there shall not be outstanding more than four (4) Eurodollar Rate Loans, in the aggregate.

          (e) At its option and upon two (2) Business Days' prior written notice, Borrower may (subject to Sections 3.1 and 13.1 hereof) prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

          (f) Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default, whether voluntary or involuntary by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or the Lenders to other lenders of funds obtained by them in order to make or maintain their Eurodollar Rate Loans hereunder. A certificate or statement as to any additional amounts payable pursuant to the foregoing sentence (which shall include upon the written request of the Borrower a reasonably detailed calculation and description) submitted by Agent or any Lender to Borrower shall be conclusive absent manifest error.

          (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where Lender or any corporation or bank controlling such Lender makes or maintains Eurodollar Rate Loans hereof) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall automatically be cancelled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans in full or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Agent or the Lenders to other lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate or statement as to any additional amounts payable pursuant to the foregoing sentence (which shall include upon the written request of the Borrower a reasonably detailed calculation and description) submitted by Lenders to Borrower shall be conclusive absent manifest error.

     2.3  Disbursement of Advance Proceeds. All Advances shall be disbursed
          --------------------------------
from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower's Account on Agent's books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to Borrower by [3:00 p.m. (Eastern Time)] on the day so requested by way of credit to Borrower's operating account at Agent, or such other bank as Borrower may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to

Revolving Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

     2.4  Intentionally Left Blank.
          ------------------------

     2.5  Maximum Advances. The aggregate balance of Revolving Advances and
          ----------------
Swingline Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Advance Amount less the aggregate amount of drawings outstanding and additional amounts available under Letters of Credit or (b) the Formula Amount.

     2.6  Repayment of Advances.
          ---------------------

          (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to acceleration on the occurrence of an Event of Default under this Agreement, any prior termination or earlier prepayment as herein provided. The Swingline Advances shall be due and payable in full on the earlier of the last day of the Term and the first date after such Swingline Advance is made that is the 15/th/ day or last Business Day of a calendar month and is at least two Business Days after such Swingline Advance is made; provided
                                                                        --------
that on each date that a Revolving Advance is made, the Borrower shall repay all Swingline Advances then outstanding, subject to acceleration on the occurrence of an Event of Default under this Agreement, any prior termination or earlier prepayment as herein provided.

          (b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrower's Account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations as they are collected, consistent with past practices. Agent is not, however, required to credit Borrower's Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrower's Account for the amount of any item of payment which is returned to Agent unpaid.

          (c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. (Boston time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Advances as provided in Section 2.2 hereof.

          (d) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

     2.7  Repayment of Excess Advances. The aggregate balance of Revolving
          ----------------------------
Advances plus Swingline Advances outstanding at any time in excess of the Maximum Advance Amount shall be immediately due and payable without the necessity of any demand at the Payment Office, whether or not a Default or Event of Default has occurred.

     2.8  Statement of Account. Agent shall maintain, in accordance with its
          --------------------
customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrower's specific exceptions thereto within sixty (60) days after such statement is received by Borrower. The records of Agent with respect to the loan amount shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

     2.9  Letters of Credit. Subject to the terms and conditions hereof, Agent
          -----------------
shall issue or cause the issuance of letters of credit (each a "Letter of Credit" and collectively "Letters of Credit") on behalf of Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (a) the outstanding Revolving Advances plus Swingline Advances plus (b) the aggregate amount of drawing outstanding and additional amounts available under Letters of Credit outstanding to exceed the lesser of (x) the Maximum Advance Amount or (y) the Formula Amount. The maximum undrawn amount of outstanding Letters of Credit shall not exceed $10,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Contract Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest.

     2.10 Issuance of Letters of Credit.
          -----------------------------

          (a) Borrower may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrower also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

          (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than one year after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the

Issuer and, to the extent not inconsistent therewith, the laws of the Commonwealth of Massachusetts.

          (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrower for a Letter of Credit hereunder.

          (d) Agent shall have absolute discretion whether to accept any draft related to any Letter of Credit. Without in any way limiting Agent's absolute discretion whether to accept any draft, Borrower will not present for acceptance any draft, and Agent will generally not accept any drafts (i) that arise out of transactions involving the sale of goods by Borrower not in the ordinary course of its business, (ii) that involve a sale to an Affiliate of Borrower, (iii) that involve any purchase for which Agent has not received all related documents, instruments and forms requested by Agent, (iv) for which Agent is unable to locate a purchaser in the ordinary course of business on customary terms, or (v) that is not eligible for discounting with Federal Reserve Banks pursuant to paragraph 7 of Section 13 of the Federal Reserve Act, as amended.

     2.11 Requirements For Issuance of Letters of Credit.
          ----------------------------------------------

          (a) In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and reasonable expenses and reasonable attorneys' fees incurred by Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower. Borrower shall be bound by Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit, or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit or except for Agent's, any Lender's, any Issuer's or such correspondents' gross negligence or willful misconduct.

          (b) Borrower shall authorize and direct any Issuer to name Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrower shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, or the application therefor.

          (c) Solely, in connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading;
(iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; and (iv) to complete in Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

          (d) Each Lender shall, to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage for Advances multiplied by the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances and Swingline Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Advance Amount or the Formula Amount, and such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

     2.12 Additional Payments. Any reasonable sums expended by Agent or any
          -------------------
Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

     2.13 Manner of Borrowing and Payment.
          -------------------------------

          (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders for Revolving Advances. Subject to the terms and conditions herein, Borrower may request daily Revolving Advances.

          (b) Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders for Revolving Advances. Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Swingline Advances, shall be applied to the Swingline Advances pro rata according to the applicable commitment of Lenders for Swingline Advances. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 p.m., Boston time, in Dollars and in immediately available funds.

          (c) Each payment by Borrower shall be applied first to Swingline Advances, to the extent that there are outstanding Swingline Advances, and then, to the extent that there are no outstanding Swingline Advances, to Revolving Advances. Notwithstanding anything to the contrary contained in Sections 2.13(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Swingline Advances shall be advanced by the Swingline Lender and each payment by Borrower on account of Swingline Advances shall be applied first to those Swingline Advances advanced by the Swingline Lender. On or before 1:00 p.m., Boston time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (A) if the aggregate amount of new Swingline Advances made by the Swingline Lender during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Swingline Advances during such preceding Week, then each Lender shall provide the Swingline Lender with funds in an amount equal to its applicable Commitment Percentage of Swingline Advances multiplied by the difference between (w) such Swingline Advances and (x) such repayments and (B) if the aggregate amount of repayments applied to outstanding Swingline Advances during such Week exceeds the aggregate amount of new Swingline Advances made during such Week, then the Swingline Lender shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage multiplied by the difference between (y) such repayments and (z) such Swingline Advances.

     Notwithstanding anything to the contrary contained in Sections 2.13(a) and
(b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 p.m., Boston time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (A) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage for Revolving Advances multiplied by the difference between (w) such Revolving Advances and (x) such repayments and (B) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage multiplied by the difference between (y) such repayments and (z) such Revolving Advances.

               (i) Each Lender shall be entitled to earn interest at the applicable Contract Interest Rate on outstanding Advances which it has funded.

               (ii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

               (d) If any Lender or Participant (a "Benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

               (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrower; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

     2.14      Intentionally Left Blank.
               ------------------------

     2.15      Use of Proceeds. Borrower shall apply the proceeds of Advances to
               ---------------
(a) refinance existing senior indebtedness, (b) pay fees and expenses related to this transaction, (c) to provide for the Borrower's ongoing working capital needs and (d) to fund Permitted Acquisitions.

     2.16      Defaulting Lender.
               ------------------

               (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) fails or refuses (which failure or refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.16 while such Lender Default remains in effect.

              (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

              (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

              (d) Other than as expressly set forth in this Section 2.16, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.16 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

              (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

     2.17     Swingline Advances.
              ------------------

              (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Advances to the Borrower from time to time, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Advances exceeding $2,500,000 or (ii) the sum of (a) the outstanding Revolving Advances and Swingline Advances plus (b) the aggregate amount of drawing outstanding and additional amounts available under Letters of Credit to exceed the lesser of (x) the Maximum Advance Amount or (y) the Formula Amount; provided that the
                                                      --------
Swingline Lender shall not be required to make a Swingline Advance to refinance an outstanding Swingline

Advance and provided further that the Swingline Lender shall not, without
            ----------------
the consent of the Required Lenders, make any Swingline Advance if any Event of Default exists of which the Swingline Lender has actual knowledge. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Advances.

         The Swingline Advances shall be evidenced by one or more secured promissory notes (collectively, the "Swingline Notes"), substantially in the form attached hereto as Exhibit 2.17(a).
                        ---------------

              (b) To request a Swingline Advance, the Borrower shall notify the Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, Boston time, on the day of a proposed Swingline Advance. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Advance. The Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Advance available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Advance made to finance the reimbursement of Letter of Credit as provided in Section 2.9 by remittance to the Issuer) by 3:00 p.m., Boston time, on the requested date of such Swingline Advance.

              (c)  All Swingline Advances shall be Domestic Rate Loans.

              (d) The Swingline Lender may by written notice given to the Agent not later than 12:00 noon, Boston time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Advances outstanding. Such notice shall specify the aggregate amount of Swingline Advances in which Lenders will participate. The Agent will give notice thereof to each Lender by 1:00 p.m., Boston time on such Business Day, specifying in such notice such Lender's Commitment Percentage of Revolving Advances of such Swingline Advance or Advances. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Lender's Commitment Percentage of Revolving Advances of such Swingline Advance or Advances. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Advances pursuant to this paragraph is absolute and unconditional, subject to Swingline Lender's compliance with the provisions of Section 2.17(a) hereof, and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.13 with respect to Advances made by such Lender (and Section 2.13 shall apply, mutatis mutandis, to the
                                                   ------- --------
payment obligations of the Lenders), and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Agent shall notify the Borrower in writing of any participations in any Swingline Advance acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Advance shall be made to the Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Advance after receipt by the

Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be remitted by the Agent to the Swingline Lender and to the Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear, such remittance to be made on the day of receipt if such payment is received by 2:00 p.m., Boston time and prior to 10:00 a.m. of the following Business Day if such payment is received after 2:00 p.m., Boston time. The purchase of participations in a Swingline Advance pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

     2.18 LCMS Agreement. To the extent that inconsistencies between Sections
          --------------
2.2, 2.6, 2.13, 2.17, 4.15(d) and 4.15(h), on one hand and the LCMS Agreement, on the other, the terms and conditions of the LCMS Agreement shall prevail.

III. INTEREST AND FEES.

     3.1 Interest. Interest on Advances shall be payable in arrears on the first
         --------
day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of
(a) each three months on the anniversary date of the commencement of such Eurodollar Rate Loan and (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (x) with respect to Domestic Rate Loans, the Base Rate and (y) with respect to Eurodollar Rate Loans, the Eurodollar Rate plus two (2%) percent per annum (as applicable, the "Contract Interest Rate"). Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the applicable Contract Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Immediately upon and after the occurrence of an Event of Default under Section 10(a), and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Interest Rate, plus three (3%) percent per annum (the "Default Rate"). Upon and after the occurrence and during continuance of an Event of Default other than under Section 10.1(a), the obligations shall bear interest at the Default Rule if thirty (30) days after Agent gives notice to Borrower that such an Event of Default has occurred, the Event of Default continues to occur.

     3.2 Letter of Credit Fees.
         ----------------------

         (a) Borrower shall pay (i) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the applicable Eurodollar margin set forth on Schedule 1.1 hereto per annum, such fee to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter and on the last day of the Term, (ii) to the Agent, a facing fee equal to the average daily face amount of each outstanding Letter of Credit multiplying one quarter percent (0.25%), such fee to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter and on the last day of the Term and (iii) all fees and expenses as agreed upon by the Issuer and Borrower in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction.

              (b) During the continuance of Event of Default, upon demand by Agent, Borrower will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and Borrower hereby irrevocably authorizes Agent, in its discretion, on Borrower's behalf and in Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrower may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

     3.3      Fees.
              ----

              (a)  Facility Fee. Upon the execution of this Agreement, Borrower
                   ------------
shall pay to Agent for the ratable benefit of Lenders a closing fee of $75,000.

              (b)  Commitment Fee. For any quarter during the Term where the
                   --------------
average daily unpaid balance of the Advances outstanding for each day of the quarter does not equal the Maximum Advance Amount, then Borrower shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to three-eighths of one percent (.375%) per annum on the amount by which the Maximum Advance Amount exceeds such average daily unpaid balance during such quarter. Such fee (the "Commitment Fee") shall be payable to Agent in arrears on the first Business Day of each quarter with respect to the previous calendar quarter.

     3.4      Collateral Audit Fee. Agent may conduct three Collateral Audits
              --------------------
per year, and Borrower shall pay to Agent on the first day of each month following any month in which Agent performs such Collateral Audit the sum of $6,000. Agent may conduct additional Collateral Audits at any time determined by Agent, at Lender's expense so long as no Default or Event of Default has occurred, and in such case at the Borrower's expense.

     3.5      Intentionally Left Blank.
              ------------------------

     3.6 Computation of Interest and Fees. Interest and fees hereunder shall be
         --------------------------------
computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Interest Rate during such extension.

     3.7 Maximum Charges. In no event whatsoever shall interest and other
         ---------------
charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such interest or other charges shall be deemed to be decreased to such highest rate as is permitted under the law and the excess amount paid by Borrower, if any, shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

     3.8 Increased Costs. In the event that any applicable law, treaty or
         ---------------
governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.8, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

         (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

         (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

         (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

     3.9  Basis For Determining Interest Rate Inadequate or Unfair. In the event
          --------------------------------------------------------
that Agent or any Lender shall have determined that:

          (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

          (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Agent no later than 10:00 a.m. (Boston time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (Boston time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

     3.10 Capital Adequacy.
          -----------------

          (a) In the event that Agent or any Lender shall have determined that any change in the applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.10, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such

Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

          (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to
Section 3.9(a) hereof when delivered to Borrower shall be conclusive absent manifest error.

     3.11 Gross Up for Taxes. If Borrower shall be required by Applicable Law to
          ------------------
withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the Other Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrower shall make such withholding or deductions, and (c) Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

     3.12 Withholding Tax Exemption. At least five (5) Business Days prior to
          -------------------------
the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States or any state thereof agrees that it will deliver to Borrower and Agent two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payment under this Agreement and the Note without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrower and Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case, certifying that such Lender is entitled to receive payments under this Agreement and its Note without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes.

IV.  COLLATERAL: GENERAL TERMS

     4.1  Security Interest in the Collateral. To secure the prompt payment and
          -----------------------------------
performance to Agent and each Lender of the Obligations, Borrower and each of its Subsidiaries hereby grant to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower and each of its Subsidiaries shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest. Borrower and each of its Subsidiaries shall promptly provide Agent with written notice of all commercial tort claims in excess of $1,000,000, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, Borrower or the applicable Subsidiary shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

     4.2 Perfection of Security Interest. Borrower and each of its Subsidiaries
         -------------------------------
shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (a) immediately discharging all Liens other than Permitted Encumbrances, (b) obtaining landlords', warehouseman's or mortgagees' lien waivers, (c) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may reasonably request, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (d) entering into warehousing, lockbox and other custodial arrangements reasonably satisfactory to Agent, and (e) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements in accordance with the Uniform Commercial Code as adopted in the Commonwealth of Massachusetts from time to time to the extent consistent herewith. By their signatures hereto, Borrower and each of its Subsidiaries hereby authorizes Agent to file against Borrower or such Subsidiary, one or more financing continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein) to the extent consistent herewith. All reasonable charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

     4.3 Disposition of Collateral. Borrower and each of its Subsidiaries will
         -------------------------
safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business or (b) as provided for under
Section 7.1(b) hereof.

     4.4 Preservation of Collateral. In addition to the rights and remedies set
         --------------------------
forth in Section 11.1 hereof but subject to the limitations therein, including, without limitation, providing ten (10) days prior written notice to the Borrower, Agent: (a) may at any time take such reasonable steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of Borrower's or any of its Subsidiaries' premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use Borrower's or any of its Subsidiaries' owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the

Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's or any of its Subsidiaries' owned or leased property. Borrower and each of its Subsidiaries shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. Agent's reasonable expenses of preserving the Collateral, including any reasonable expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

     4.5 Ownership of Collateral. With respect to the Collateral, at the time
         -----------------------
the Collateral becomes subject to Agent's security interest: (a) Borrower and each of its Subsidiaries (as applicable) shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Agent (other than purchase money security interests permitted hereunder and statutory liens); and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Borrower and each of its Subsidiaries that appear on such documents and agreements shall be genuine and Borrower and each of its Subsidiaries shall have full capacity to execute same; and (d) Borrower's and its Subsidiaries' Equipment and Inventory shall be located at the locations set forth on Schedule 4.5 and shall not be removed from such location(s) without the
         ------------
prior written consent of Agent except (i) with respect to the sale of Inventory in the ordinary course of business, including, without limitation, to customer locations, or dispositions in accordance with Section 7.1(b), (ii) Inventory in transit from one location on Schedule 4.5 or otherwise permitted hereunder to
                             ------------
another one location on Schedule 4.5 or otherwise permitted hereunder, (iii)
                        ------------
transportation by employees of personal computing devices and related accessories used by such employees in the ordinary course of business of the Borrower or any Guarantor, or (iv) (A) upon thirty (30) days prior written notice by Borrower to the Agent with respect to any new location and (B) receipt by Agent of an executed landlord waiver for such location in form and substance satisfactory to Agent.

     4.6 Defense of Agent's and Lenders' Interests. Until (a) payment and
         -----------------------------------------
performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. Except as otherwise permitted herein, during such period Borrower or any of its Subsidiaries shall not, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower and each of its Subsidiaries shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations but subject to the limitations of
Section 11.1 hereof, including, without limitation, providing ten (10) days prior written notice to the Borrower, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: books, records, labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrower and each of its Subsidiaries shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform

Commercial Code or other applicable law. Upon the occurrence of an Event of Default, Borrower and each of its Subsidiaries shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's or any of its Subsidiaries' possession, they, and each of them, shall be held by Borrower or its Subsidiary, as applicable, in trust as Agent's trustee, and Borrower or its Subsidiary, as applicable, will immediately deliver them to Agent in their original form together with any necessary endorsement.

     4.7  Books and Records. Borrower and of its Subsidiaries shall (a) keep
          -----------------
proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower and its Subsidiaries and meet the standards for such accountants required under Section 9.7 hereof.

     4.8  Financial Disclosure. Borrower and each of its Subsidiaries hereby
          --------------------
irrevocably authorizes and directs all accountants and auditors employed by Borrower or any of its Subsidiaries at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of Borrower's or its Subsidiaries' financial statements.

     4.9  Compliance with Laws. Borrower and each of its Subsidiaries shall (a)
          --------------------
comply in all material respects with (i) all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of Borrower's or its Subsidiaries' business and (ii) all obligations, covenants and conditions contained in all material Contractual Obligations and (b) maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Person, unless the non-compliance or absence with which could not reasonably be expected to have a Material Adverse Effect. Borrower and each of its Subsidiaries may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in good faith and in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The assets of Borrower and each of its Subsidiaries at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of Borrower and its Subsidiaries so that such insurance shall remain in full force and effect.

     4.10 Inspection of Premises. Subject to Section 3.4, at all reasonable
          ----------------------
times and at reasonable intervals Agent shall have access to and the right to audit, check, inspect and make abstracts and copies from Borrower's and its Subsidiaries' books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's or its Subsidiaries' business. Agent and its agents may upon prior written notice enter upon any of Borrower's and its Subsidiaries' premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's or its Subsidiaries' business. All reasonable costs and expenses of inspections permitted under this Section 4.10 shall be borne by Borrower.

     4.11 Insurance. Schedule 4.11 hereto describes all of the casualty and
          ---------  -------------
property insurance policies, held by the Borrower and each of its Subsidiaries, including the amounts of such policies. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers reasonably acceptable to Agent. Borrower and each of its Subsidiaries shall (a) keep all its insurable properties and properties in which Borrower or any of its Subsidiaries has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's or any of its Subsidiaries including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower or its Subsidiaries insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower or any of its Subsidiaries either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower or its Subsidiaries are engaged in business; and (e) furnish Agent upon request with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance reasonably satisfactory to Agent, naming Agent as a co-insured and additional loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (c) above, and providing
(A) that all proceeds (subject to below) thereunder shall be payable to Agent,
(B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder of $1,000,000 or less in the aggregate, the carriers named therein hereby are directed by Agent to make payment for such loss to Borrower or any of its Subsidiaries and not to the Agent. In the event of any loss thereunder in excess of $1,000,000 in the aggregate, the carriers named therein hereby are directed by Borrower and its Subsidiaries to make payment for such loss to Agent and not to Borrower or any of its Subsidiaries and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower's or its Subsidiaries' name thereon and do such other things as Agent may deem advisable to reduce the same to cash. During the continuance of an Event of Default, Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), and (b) above. All loss recoveries in excess of $1,000,000 in the aggregate received by Agent upon any such insurance may be applied to the Obligations, (x) first to outstanding fees, expenses and interest owing to the Agent and Lenders,

(y) second to any outstanding Swingline Advances and (z) third, to the remaining Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Agent, on demand. In the event Borrower or any of its Subsidiaries receives any insurance proceeds, then Agent may, in its sole discretion, either remit the insurance proceeds to Borrower or any of its Subsidiaries (as applicable) upon Borrower providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrower or any of its Subsidiaries (as applicable) to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid.

     4.12 Failure to Pay Insurance. If Borrower or any of its Subsidiaries fails
          ------------------------
to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower or any of its Subsidiaries, and charge Borrower's Account therefor as a Revolving Advance of a Domestic Rate Loan (subject to
Section 3.1 hereof) and such reasonable expenses so paid shall be part of the Obligations.

     4.13 Payment of Taxes. Borrower and each of its Subsidiaries will pay, when
          ----------------
due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of its Subsidiaries or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes unless being contested in good faith and for which proper reserves have been established. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower or any of its Subsidiaries and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may reasonably be expected to create a valid Lien on the Collateral Agent may without notice to Borrower or any of its Subsidiaries pay such taxes, assessments or other Charges and Borrower and each of its Subsidiaries hereby indemnify and hold Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

     4.14 Payment of Leasehold Obligations. Borrower and each of its
          --------------------------------
Subsidiaries shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect, in each case, unless contested in good faith and reasonable reserves are established and, at Agent's request will provide evidence of having done so.

     4.15 Receivables.
          -----------

          (a) Nature of Receivables. Each of the Eligible Receivables and
              ---------------------
Eligible Government Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower or the applicable Subsidiary, or work, labor or services theretofore rendered by Borrower or the applicable Subsidiary as of the date each Receivable is created.

             (b) Solvency of Customers. Each Eligible Receivables and Eligible
                 ---------------------
Government Receivables included in the Formula Amount and, to the best of Borrower's or any of its Subsidiaries' knowledge, as of the date each such Receivable is created, is and will be solvent and able to pay all such Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower or Subsidiary who are not solvent Borrower or the applicable Subsidiary has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

             (c) Location of Borrower. Borrower's chief executive office is
                 --------------------
located at 730 Milford Road, Merrimack, New Hampshire 03054 and all of Borrower's books and records pertaining to its receivable are maintained at such executive office or other permitted locations. Until written notice is given to Agent by Borrower of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office or other permitted locations.

             (d) Collection of Receivables. Until Borrower's or its
                 -------------------------
Subsidiaries' authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its sole discretion deems it to be in Lenders' best interest to do
so), Borrower and each of its Subsidiaries will, at Borrower's and its Subsidiaries' sole cost and expense, collect all amounts received on Receivables subject to permitted adjustments and usual terms and conditions, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower and each of its Subsidiaries shall deposit in the Blocked Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

             (e) Notification of Assignment of Receivables. Upon the occurrence
                 -----------------------------------------
of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

             (f) Power of Agent to Act on Borrower's Behalf. Agent shall have
                 ------------------------------------------
the right to receive, endorse, assign and/or deliver in the name of Agent or Borrower or any of its Subsidiaries any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower and each of its Subsidiaries hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Upon an Event of Default except with respect to the following subparagraph (iii) (which power the Agent may exercise at any time), Borrower and each of its Subsidiaries hereby constitute Agent or Agent's designee as Borrower's and each of its Subsidiaries' attorney with power
(i) to endorse Borrower's and each of its Subsidiaries' name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Borrower's and each of its Subsidiaries' name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower's and each of its Subsidiaries' name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Borrower's and each of its Subsidiaries' rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign Borrower's and each of its Subsidiaries' name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign Borrower's and each of its Subsidiaries' name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time to change the address for delivery of mail addressed to Borrower or any of its Subsidiaries to such address as Agent may designate and to receive, open and dispose of all mail addressed to Borrower or any of its Subsidiaries.

             (g) No Liability. Neither Agent nor any Lender shall, under any
                 ------------
circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Agent may, without notice or consent from Borrower or any of its Subsidiaries, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by Borrower or any of its Subsidiaries, all without discharging or in any way affecting Borrower's or any of its Subsidiaries' liability hereunder.

             (h) Establishment of a Lockbox Account, Dominion Account. All
                 ----------------------------------------------------
proceeds of Collateral shall be deposited by Borrower and each of its Subsidiaries into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require pursuant to an agreement ("Blocked Account Agreement") with such bank as may be selected by Borrower and each of its Subsidiaries and be acceptable to Agent, including Mellon Bank, N.A., Bank of America, N.A. and SunTrust Bank, N.A., provided that the Borrower shall not be required to enter into a Blocked Account Agreement with respect to its investment account at Fleet National Bank unless otherwise requested in writing by the Agent. Borrower and each of its Subsidiaries shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Accounts shall immediately become the property of Agent and Borrower and each of its Subsidiaries shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrower or the applicable Subsidiary shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts. All costs and expenses of opening and maintaining the Blocked Accounts (and any Depository Accounts) shall be borne by Borrower. Notwithstanding the foregoing, the definition of "Blocked Accounts" shall not include any account with a balance at all times of less than $25,000 during any consecutive ninety (90) day period.

                  (i)   Adjustments. Borrower and each of its Subsidiaries will
                        -----------
not, without Agent's consent, compromise or adjust any Receivables in excess of $25,000 (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, extensions, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower and each of its Subsidiaries.

           4.16   Inventory. To the extent Inventory held for sale or lease has
                  ---------
been produced by Borrower or any of its Subsidiaries, it has been and will be produced by Borrower and its Subsidiaries in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

           4.17   Maintenance of Equipment. The Equipment shall be maintained in
                  ------------------------
good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower and each of its Subsidiaries shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation, unless such violation could not reasonably be expected to result in a Material Adverse Effect.

           4.18   Exculpation of Liability. Nothing herein contained shall be
                  ------------------------
construed to constitute Agent or any Lender as Borrower's and each of its Subsidiaries' agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof unless arising from gross negligence or willful misconduct of Agent or Lender or their agents. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Borrower's or any of its Subsidiaries' obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Borrower or any of its Subsidiaries of any of the terms and conditions thereof.

           4.19    Environmental Matters.
                   ---------------------

                   (a) Borrower and each of its Subsidiaries shall ensure that the Real Property remains in compliance in all material respects with all Environmental Laws and they shall not place, use, handle, generate, store, discharge, treat, dispose or permit any of the above with respect to any Hazardous Substances on any Real Property, except as permitted by applicable Environmental Laws.

                   (b) Borrower and each of its Subsidiaries shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance in all material respects with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws.

                   (c) In the event Borrower or any of its Subsidiaries obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's or any of its Subsidiaries' interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower or the applicable Subsidiary shall, within five (5) Business Days, give written notice of same to Agent, along with a summary, detailing facts and circumstances of which Borrower or any of its Subsidiaries is aware giving rise to the Hazardous Discharge or Environmental Complaint and the measures that Borrower or the applicable Subsidiary proposes to take with respect thereto. Such information is to be provided to allow Agent to protect its security interest in the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                   (d) Borrower and each of its Subsidiaries shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower or any of its Subsidiaries to dispose of Hazardous Substances and shall keep Agent updated (including forwarding copies of material correspondence) regarding the status such claims to Agent until the claim is settled. Borrower and each of its Subsidiaries shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower and any of its Subsidiaries are required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

           (e) Borrower and each of its Subsidiaries shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to comply with Environmental Laws and to avoid subjecting the Collateral or Real Property to any Lien. If Borrower or any of its Subsidiaries shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower or any of its Subsidiaries shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in the Collateral: (A) give required notices, or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances, shall be paid upon demand by Borrower, and until paid shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan (subject to Section 3.1 hereof) and such expenses so paid shall be part of the Obligations.

           (f) Promptly upon the reasonable written request of Agent from time to time, Borrower and each of its Subsidiaries shall provide Agent, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent and in conformity with applicable ASTM or industry standards for such site assessment or audit, to ascertain the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property as required by applicable Environmental Laws in connection with such Hazardous Discharge. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrower or any of its Subsidiaries to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of such costs and expenses.

           (g) Borrower and each of its Subsidiaries shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, except to the extent such loss, liability, damage or expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrower's and each of its Subsidiaries' obligations under this Section
4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's and each of its

Subsidiaries' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

           (h) The Real Property of Borrower and each of its Subsidiaries is set forth on Schedule 4.19 attached hereto. For purposes of Section 4.19 and
             -------------
5.7, all references to Real Property shall be deemed to include all of Borrower's and each of its Subsidiaries' right, title and interest in and to its owned and leased premises.

     4.20  Financing Statements. Except as respects the financing statements
           --------------------
filed by Agent and the financing statements described on Schedule 1.3, no
                                                         ------------
financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.   REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants as follows:

     5.1   Authority. Borrower and each Guarantor has full power, authority and
           ---------
legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents constitute the legal, valid and binding obligation of Borrower and each of its Subsidiaries enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or general equitable principles. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within Borrower's and each of its Subsidiaries' corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's and each of its Subsidiaries' by-laws, certificate of incorporation or other similar documents relating to Borrower's and each of its Subsidiaries' formation or to the conduct of Borrower's and each of its Subsidiaries' business or of any material agreement or undertaking to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower or any of its Subsidiaries under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower or any of its Subsidiaries is a party or by which it or its property may be bound.

     5.2   Formation and Qualification.
           ---------------------------

           (a) The Borrower is duly incorporated and in good standing under the laws of the State of Delaware and the Borrower is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all
                                            ---------------
states in which qualification and good standing are necessary for the Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The Borrower has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

           (b)  All the Subsidiaries of the Borrower are listed on Schedule 5.2
                                                                   ------------
(b), along with each Subsidiary's state of incorporation and all states in which
---
the Subsidiary is qualified to
do business. Each Subsidiary is in good standing under the laws of the state in which it is incorporated and is qualified to do business and is in good standing under the laws of all other states listed on Schedule 5.2(b) which constitute
                                             ---------------
all states in which qualification and good standing are necessary for the Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The Borrower has delivered to Agent true and complete copies of the certificates of incorporation and by-laws of all Subsidiaries, and the Borrower will promptly notify Agent of any amendment or changes thereto.

     5.3   Survival of Representations and Warranties. All representations and
           ------------------------------------------
warranties of Borrower and each of its Subsidiaries contained in this Agreement and the Other Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

     5.4   Tax Returns. Borrower's and each of its Subsidiaries' federal tax
           -----------
identification number are set forth on Schedule 5.4. Borrower and each of its
                                       ------------
Subsidiaries' have filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable unless being contested in good faith and for which adequate reserves have been established. Federal, state and local income tax returns of Borrower and each of its Subsidiaries have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 1998. The provision for taxes on the books of Borrower and each of its Subsidiaries is adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower and each of its Subsidiaries have no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

     5.5   Financial Statements.
           --------------------

           (a) The twelve-month cash flow projections of Borrower and each of its Subsidiaries and their projected balance sheets as of the Closing Date copies of which are annexed hereto as Exhibit 5.5(a) (the "Projections"), were prepared by the Chief Financial Officer of Borrower, are based on underlying assumptions which provide a reasonable basis for the projections contained therein.

           (b) The consolidated balance sheets of Borrower, its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 2001, and the related consolidated statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by a report thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in good faith and in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of Borrower or its Subsidiaries at such date and the results of their operations for such period. Since December 31, 2001 and except for losses in the Borrower's fiscal quarter ending March 30, 2002 (which the Borrower does not concede was material), there has been no material change in the condition, financial or otherwise, of Borrower and its Subsidiaries as shown on the consolidated balance sheet as of such date, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

     5.6  Corporate Name. Borrower and its Subsidiaries have not been known by
          --------------
any other corporate name in the past five years and do not sell Inventory under any other name except as set forth on Schedule 5.6, nor has Borrower or any of
                                      ------------
its Subsidiaries been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

     5.7  O.S.H.A. and Environmental Compliance.
          -------------------------------------

          (a) Borrower and each of its Subsidiaries has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there are no outstanding citations, notices or orders of non-compliance issued to Borrower or any of its Subsidiaries or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

          (b) Borrower and each of its Subsidiaries has been issued all required federal, state and local licenses, authorizations, approvals, certificates or permits relating to all applicable Environmental Laws.

          (c) (i) Neither Borrower nor its Subsidiaries have released (as that term is defined in the Federal Comprehensive Environmental Response, Compensation & Liability Act, as amended) and, to the Borrower's knowledge, no party has released Hazardous Substances at, upon, to, in, under or within any Real Property or any premises leased by Borrower or any of its Subsidiaries in violation of applicable Environmental Law; (ii) to the knowledge of Borrower and its Subsidiaries, there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Borrower or any of its Subsidiaries; (iii) to the knowledge of Borrower and its Subsidiaries, neither the Real Property nor any premises leased by Borrower or any of its Subsidiaries has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) to the knowledge of Borrower and its Subsidiaries, no Hazardous Substances are present on the Real Property or any premises leased by Borrower or any of its Subsidiaries, excepting which do not violate applicable Environmental Law.

     5.8  Solvency; No Litigation, Violation, Indebtedness or Default.
          -----------------------------------------------------------

         (a) Borrower and each of its Subsidiaries, individually and taken as a whole, is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

               (b)  Except as disclosed in Schedule 5.8(b), neither Borrower nor
                                           ---------------
any of its Subsidiaries has any (i) pending or threatened litigation, arbitration, actions or proceedings which if adversely determined could not reasonably be expected to result in a Material Adverse Effect and (ii) liabilities or indebtedness for borrowed money other than the Obligations and the Permitted Indebtedness.

               (c) Neither Borrower nor any of its Subsidiaries is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is Borrower or any of its Subsidiaries in violation of any order of any court, governmental authority or arbitration board or tribunal.

               (d) Neither Borrower nor any of its Subsidiaries nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no
          ---------------                                ---------------
Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each of its Subsidiaries and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any of its Subsidiaries nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any of its Subsidiaries nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor any of its Subsidiaries nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower nor any of its Subsidiaries nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) neither Borrower nor any of its Subsidiaries nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in
Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) Borrower, each of its Subsidiaries and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CAR (S) 2615.3 has not been waived, (xi) neither Borrower nor any of its Subsidiaries nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower, any of its Subsidiaries and any member of the Controlled Group, and (xii) neither Borrower nor any of its Subsidiaries nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     5.9   Intentionally Left Blank
           ------------------------

     5.10  Licenses and Permits. Except as set forth in Schedule 5.10, Borrower
           --------------------                         -------------
and each of its Subsidiaries (a) are in compliance with and (b) have procured and are now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

     5.11  Default of Indebtedness. Borrower and each of its Subsidiaries are
           -----------------------
not in default in the payment of the principal of or interest on any Indebtedness in excess of $1,000,000 or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     5.12  No Default.  Borrower and each of its Subsidiaries are not in default
           ----------
in the payment or performance of any of its contractual obligations in excess of $1,000,000 and no Default has occurred.

     5.13  Intentionally Left Blank
           ------------------------

     5.14  Margin Regulations. Neither Borrower nor any of its Subsidiaries is
           ------------------
engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

     5.15  Investment Company Act. Neither Borrower nor any of its Subsidiaries
           ----------------------
is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

     5.16  Disclosure. No representation or warranty made by Borrower or any of
           ----------
its Subsidiaries in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or any of its Subsidiaries or which reasonably should be known to Borrower or any of its Subsidiaries which Borrower or any of its Subsidiaries has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

     5.17  Intentionally Left Blank.
           ------------------------

     5.18  Interest Rate Protection Agreement. Neither Borrower nor any of its
           ----------------------------------
Subsidiaries is not a party to, nor will it be a party to, any Interest Rate Protection Agreement unless it is a Secured Interest Rate Protection Agreement.

     5.19  Conflicting Agreements. No provision of any mortgage, indenture,
           ----------------------
contract, agreement, judgment, decree or order binding on Borrower or any of its Subsidiaries or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

     5.20  Application of Certain Laws and Regulations. Neither Borrower nor any
           -------------------------------------------
Subsidiary of Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     5.21  Business and Property of Borrower. Upon and after the Closing Date,
           ---------------------------------
Borrower and each of its Subsidiaries do not propose to engage in any business other than the Line of Business or lines of business and activities necessary, incidental or related to conduct its business as presently conducted. On the Closing Date, Borrower and its Subsidiaries will own all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower and each of its Subsidiaries. Neither Borrower nor any of its Subsidiaries has changed or otherwise added any locations at which it conducts business or maintains any assets or other property, except as previously disclosed in writing to the Agent or as otherwise permitted herein.

     5.22  Section 20 Subsidiaries. Borrower does not intend to use and shall
           -----------------------
not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

     5.23  Investigations, Audits, Etc. Except as set forth on Schedule 5.23, as
           ---------------------------                         -------------
of Closing neither Borrower nor any of its Subsidiaries is the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.

     5.24  Brokerage. Except as set forth on Schedule 5.24, there are no claims
           ---------                         -------------
for broker's, finder's, due diligence, structuring, debt or equity placement fees, commissions, or similar compensation payable with respect to the consummation of this financing, other than fees payable to the Lenders.

VI.  AFFIRMATIVE COVENANTS.

     Borrower shall and shall cause each of its Subsidiaries to, until payment in full of the Obligations and termination of this Agreement:

     6.1   Payment of Fees.  Pay to Agent on demand all usual and customary fees
           ---------------
and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrower's Account for all such fees and expenses.

     6.2   Conduct of Business and Maintenance of Existence and Assets.
           -----------------------------------------------------------

           (a) Conduct and operate its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement),
(b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision, the absence of which could not reasonably be expected to have a Material Adverse Effect.

     6.3   Violations. Promptly notify Agent in writing of any violation of any
           ----------
law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     6.4   Intentionally Left Blank
           ------------------------

     6.5   Minimum Consolidated Net Worth. Maintain a minimum Consolidated Net
           ------------------------------
Worth of (i) $125,000,000 plus (ii) on a cumulative basis, an amount equal to fifty percent (50%) of the Consolidated Net Income of Borrower and its Subsidiaries in each quarter thereafter, commencing with the fiscal quarter ended March 30, 2002.

     6.6   Maximum Funded Debt Ratio. Maintain a Funded Debt Ratio of not
           -------------------------
greater than 2.0:1.0.

     6.7   Execution of Supplemental Instruments. Execute and deliver to Agent
           -------------------------------------
from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

     6.8   Payment of Indebtedness. Pay, discharge or otherwise satisfy at or
           -----------------------
before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower and each of its Subsidiaries shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

         6.9   Standards of Financial Statements. Cause all financial statements
               ---------------------------------
referred to in Sections 9.7, 9.8, 9.9, 9.11, 9.12, 9.13 and 9.14 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

         6.10  Covenant to Assume Obligations and Give Security. Upon (a) the
               ------------------------------------------------
request of the Agent, (b) the formation or acquisition of any new direct or indirect Subsidiary of Borrower or any of its Subsidiaries, or (c) the acquisition of any property by Borrower or any of its Subsidiaries, and such property, in the judgment of the Agent, upon request shall not already be subject to a perfected first priority security interest in favor of the Agent for the benefit of the Lenders, then Borrower and each of its Subsidiaries shall, in each case at Borrower's and each Subsidiary's expense jointly and severally:

                     (i) within 15 days after such request, formation or acquisition of a Subsidiary, cause each such Subsidiary and each direct and indirect Subsidiary of such Subsidiary to duly execute and deliver to the Agent a joinder agreement, in form and substance satisfactory to the Agent, thereby joining this agreement, as a guarantor and grantor of security interests and liens and assuming all of the Obligations under this Agreement and the Other Documents provided that no joinder, grant of a security interest or assumption may be required (if acceptable to the Agent) from a Subsidiary organized or located outside of the United States if the execution and delivery thereof would result in material adverse tax consequences to Borrower or any of its Subsidiaries (as applicable); and

                     (ii) at any time from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such assumptions, joinders, mortgages, pledges, assignments, security agreements and security agreement supplements.

         6.11  Further Assurances.
               ------------------

               (a) Promptly upon request by the Agent, or any Lender through the Agent, correct any material defect or error that may be discovered in this Agreement or any Other Document or in the execution, acknowledgement, filing or recordation thereof, and

               (b) Promptly upon request by the Agent, or any party through the Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent, or any Lender through the Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Agreement or any Other Document, (ii) to the fullest extent permitted by applicable law, subject Borrower's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Other

Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Other Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Agent and the Lenders under this Agreement or any Other Documents or under any other instrument executed in connection with this Agreement or any Other Document to which Borrower or any of its Subsidiaries is or is to be a party.

         6.12  Keeping of Books and Records. Keep proper books of record and
               ----------------------------
account, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower and each of its Subsidiaries in accordance with GAAP.

         6.13  Bank Accounts. Maintain at all times of its primary operating and
               -------------
disbursement account with the Agent; provided, however, that Borrower and each of its Subsidiaries may maintain deposits in employee payroll or other similar ordinary course of business accounts with financial institutions other than the Agent so long as Borrower, each of its Subsidiaries, the third party bank and the Agent have executed a Blocked Account Agreement.

         6.14  Minimum Reserves. Maintain a minimum level of reserves such as
               ----------------
Agent may establish in good faith.

VII.     NEGATIVE COVENANTS.

         Borrower shall not, and shall not permit any of its Subsidiaries to, until satisfaction in full of the Obligations and termination of this Agreement unless approved by Agent:

         7.1   Merger, Consolidation, Acquisition and Sale of Assets.
               -----------------------------------------------------

               (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it, except Permitted Acquisitions or the merger of a Subsidiary into another Subsidiary or the Borrower.

               (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) inventory or other assets in the ordinary course of its business, or (ii) as provided for under Section 4.3 hereof, or
(iii) from a Subsidiary to the Borrower or a Guarantor, (iv) from the Borrower to a Guarantor, or (iv) obsolete equipment not to exceed $500,000 net book value per annum; or

               (c) Acquire all or a substantial portion of the assets or stock or other equity interests in any Person other than a Permitted Acquisition.

         7.2   Creation of Liens. Create or suffer to exist any Lien or transfer
               -----------------
upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3   Guarantees. Become liable upon the obligations of any Person by
               ----------
assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on

Schedule 7.3, (b) the endorsement of checks in the ordinary course of business
-----------------
and (c) guarantees of the Borrower or Guarantors to third party vendors, service providers or lessors of obligations permitted hereunder, provided that the Agent shall have received written notice of such guarantees prior to execution thereof by such Borrower or Guarantor.

         7.4  Investments. Purchase or acquire obligations or stock of, or any
              -----------
other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America, state or municipality or an agency thereof and (e) Permitted Acquisitions, (f) intercompany loans to a Borrower or Guarantor and (g) transactions permitted under Sections 7.1 and 7.5 hereof.

         7.5  Loans. Make advances, loans or extensions of credit to any Person,
              -----
including without limitation, any Subsidiary or Affiliate except (a) with respect to the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) employee advances not to exceed $200,000 in the aggregate outstanding at any one time, (c) loans for employee purchases of computer products not to exceed $400,000 in the aggregate at any one time, (d) temporary relocation advances not to exceed $250,000 in the aggregate outstanding at any one time and (e) intercompany loans to the Borrower or a Guarantor.

         7.6  Intentionally Left Blank
              ------------------------

         7.7  Dividends. Declare, pay or make any dividend or distribution
              ---------
(including a distribution to any Affiliate not otherwise permitted by Section
7.10 hereof), whether direct or indirect, on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower, except (a) Borrower may repurchase or redemption Borrower's capital stock not to exceed $5,000,000, (b) any Subsidiary, may make a distribution to the Borrower or its direct or indirect Parent and (c) subject to Section 7.17 hereof, the MoreDirect Earnout (as such term is defined in the MoreDirect Merger Agreement).

         7.8  Indebtedness. Create, incur, assume or suffer to exist any
              ------------
Indebtedness (exclusive of trade debt) except in respect of (a) Obligations owing to Lenders; (b) Permitted Subordinated Indebtedness; (c) Permitted Vendor Debt including guarantees thereof; (d) Indebtedness secured by purchase money liens or incurred in connection with capital leases; provided, however, that the maximum aggregate amount outstanding at any time of such Indebtedness shall not exceed $15,000,000; (e) guarantees permitted under Section 7.3, (f) intercompany loans to the Borrower or a Guarantor and (g) the MoreDirect Earnout.

         7.9  Nature of Business. Substantially change the nature of the
              ------------------
business in which it is presently engaged or substantially related thereto, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted or substantially related thereto.

         7.10 Transactions with Affiliates. Directly or indirectly, purchase,
              ----------------------------
acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (a) transactions in the ordinary course of business consistent with past practices and necessary or desirable for the prudent operation of Borrower's and its Subsidiaries' business for fair consideration and, on an arm's-length basis on terms no less favorable than terms which have been disclosed to the Agent and which would have been obtainable from a Person other than an Affiliate and (b) payment of salaries, fees and bonuses to it directors, officers and employees as are usual and customary in the Borrower's or its Subsidiaries business.

         7.11 Subsidiaries.
              ------------

              (a) Form any Subsidiary unless (i) such Subsidiary expressly joins in this Agreement as a Guarantor and guarantees the obligations of Borrower hereunder, under the Note, and under any Other Agreement and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

              (b) Enter into any partnership, joint venture or similar arrangement.

              (c) Make a capital contribution to any Subsidiary, unless such Subsidiary and Borrower have complied with Section 7.12(a) hereof.

         7.12 Fiscal Year and Accounting Changes. Change its fiscal year from
              ----------------------------------
ending on December 31, or make any change in accounting treatment and reporting practices except as required by GAAP.

         7.13 Pledge of Credit. Now or hereafter pledge Agent's or any Lender's
              ----------------
credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's and its Subsidiaries' business as conducted on the date of this Agreement, or for transactions permitted hereunder.

         7.14 Amendment of Articles of Incorporation, By-Laws. Amend, modify or
              -----------------------------------------------
waive any term or material provision of its Articles of Incorporation or by-laws in any way that is adverse to the Agent or any Lender, unless required by law.

         7.15 Compliance with ERISA. (a) (i) Maintain, or permit any member of
              ---------------------
the Controlled Group to maintain, or (ii) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), except that
                                              ---------------
contributions are permitted to the Plan or Plans of a newly-acquired Subsidiary that is also a Guarantor if such Plan or Plans or contributions would not place the Borrower or Subsidiary in violation of this Section 7.15, (b) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (c) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (d) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could reasonably likely result in any material liability of Borrower or any of its Subsidiaries or any member of the Controlled Group or the imposition of a lien on the material property of Borrower or any of its Subsidiaries or any member of the Controlled Group pursuant to Section 4068 of ERISA, (e) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (f) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan;
(g) fail promptly to notify Agent of the occurrence of any Termination Event,
(h) fail to comply, or permit a member of the Controlled Group to fail to comply, with the material requirements of ERISA or the Code or other applicable laws in respect of any Plan, (i) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan such as could in any instance have a Material Adverse Effect.

         7.16 Prepayment of Indebtedness. Except Indebtedness permitted pursuant
              --------------------------
to Sections 7.8(b) and 7.8(c) hereof, at any time, directly or indirectly (including by offset), prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower or any of its Subsidiaries.

         7.17 MoreDirect Payments. Make any payments pursuant to Sections 1.7(b)
              -------------------
and (c) or Article VI of the MoreDirect Merger Agreement (other than payments made pursuant to that certain Escrow Agreement dated as of April 5, 2002 executed in connection with the MoreDirect Merger Agreement) unless (a) no Event of Default shall have occurred and be continuing and (b) after giving effect to such payment, the Formula Amount less all outstanding Advances shall be at least $20,000,000. Notwithstanding any other provision in this Agreement or any Other Document to the contrary, payments pursuant to Section 1.7(a) of the MoreDirect Merger Agreement may be made irrespective of whether or not an Event of Default shall have occurred and be continuing.

         7.18 Other Agreements.  Enter into any material amendment, waiver or
              ----------------
modification of any material agreement in any manner materially adverse to Lenders.

VIII.    CONDITIONS PRECEDENT.

         8.1  Conditions to Initial Advances. The agreement of Lenders to make
              ------------------------------
the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

              (a)   Loan Documentation.  Agent shall have received this
                    ------------------
Agreement and the Other Documents duly executed and delivered by an authorized officer of Borrower and each of its Subsidiaries;

         (b)   Filings, Registrations and Recordings. Each document (including,
               -------------------------------------
without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected first priority security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

         (c)   Corporate Proceedings of Borrower. Agent shall have received a
               ---------------------------------
copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Other Documents and any related agreements, and (ii) the granting by Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

         (d)   Incumbency Certificates of Borrower. Agent shall have received a
               -----------------------------------
certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, the Other Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

         (e)   Corporate Proceedings of each Guarantor. Agent shall have
               ---------------------------------------
received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Guarantor authorizing the execution, delivery and performance of the Guaranty certified by the Secretary or an Assistant Secretary of each Guarantor as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

         (f)   Incumbency Certificates of each Guarantor. Agent shall have
               -----------------------------------------
received a certificate of the Secretary or an Assistant Secretary of each Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of each Guarantor executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

         (g)   Certificates. Agent shall have received a copy of the Articles of
               ------------
Incorporation of the Borrower and each Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of such jurisdiction of incorporation, together with copies of the by-laws of the Borrower and each Guarantor certified as accurate and complete by the Secretary of the Borrower;

         (h)   Good Standing Certificates. Agent shall have received good
               --------------------------
standing certificates for Borrower and each Guarantor dated not more than ten
(10) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of the applicable jurisdiction of incorporation or formation, as applicable, and each jurisdiction where the conduct of Borrower's and each of its Subsidiaries' business activities or the ownership of its properties necessitates qualification;

         (i)   Legal Opinion. Agent shall have received the executed legal
               -------------
opinion of (i) Hale and Dorr LLP and (ii) [local counsel] in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Other Documents, and related agreements as Agent may reasonably require and Borrower and each of its Subsidiaries hereby authorize and direct such counsel to deliver such opinions to Agent and Lenders;

         (j)   No Litigation. (i) No litigation, investigation or proceeding
               -------------
before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower or any of its Subsidiaries or against the officers or directors of Borrower or any of its Subsidiaries arising from their conduct as officers or directors of Borrower or any of its Subsidiaries (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or any of its Subsidiaries or the conduct of its business shall have been issued by any Governmental Body;

         (k)   Collateral Examination. Agent shall have completed
               ----------------------
investigations, Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, Real Property, Leasehold Interest and Equipment of Borrower and each of its Subsidiaries and all books and records in connection therewith;

         (l)   Fees. Agent shall have received all fees payable to Agent and
               ----
Lenders on or prior to the Closing Date;

         (m)   Projections. Agent shall have received a copy of the Projections
               -----------
which shall be satisfactory in all respects to Lenders;

         (n)   Insurance. Agent shall have received in form and substance
               ---------
satisfactory to Agent, a certificate of insurance of Borrower's and each of its Subsidiaries' existing casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee and additional insured;

         (o)   Payment Instructions. Agent shall have received written
               --------------------
instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

         (p)   Blocked Accounts. Agent shall have received duly executed
               ----------------
agreements establishing the Blocked Accounts for Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

         (q)   Consents. Agent shall have received any and all consents
               --------
necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary including without limitation, any UCC-3 termination statement or mortgages assigned to the Agent or discharged;

         (r)   No Adverse Material Change. (a) since December 31, 2001, other
               --------------------------
than the losses incurred by the Borrower for the fiscal quarter ending March 30, 2002, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (b) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

         (s)   Leasehold Agreements. Agent shall have received landlord,
               --------------------
mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrower or any of its Subsidiaries at which Inventory and books and records are located;

         (t)   Closing Certificate. Agent shall have received a closing
               -------------------
certificate signed by the Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

         (u)   Borrowing Base. Agent shall have received a completed and
               --------------
executed Borrowing Base Certificate reasonably acceptable to the Agent which provides evidence that the aggregate amount of Eligible Receivables is sufficient in value and amount to support Revolving Advances in the amount requested by Borrower on the Closing Date; and

         (v)   Other. All corporate and other proceedings, and all documents,
               -----
instruments and other legal matters in connection with the transactions contemplated hereunder shall be satisfactory in form and substance to Agent and its counsel.

     8.2 Conditions to Each Advance. The agreement of Lenders to make any
         --------------------------
Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

         (a)   Representations and Warranties. Each of the representations and
               ------------------------------
warranties made by Borrower and its Subsidiaries in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date except those representations and warranties made as of a specific date;

         (b)   No Default. No Event of Default or Default shall have occurred
               ----------
and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

         (c)   Maximum Advances. In the case of any Advances requested to be
               ----------------
made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.      INFORMATION AS TO BORROWER.

         Borrower shall and shall cause each Guarantor to, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1   Disclosure of Material Matters. Immediately upon learning thereof
               ------------------------------
report to Agent all matters materially and adversely affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, Borrower's or any of its Guarantors' reclamation or repossession of, or the return to Borrower or any of its Guarantor of, a material amount of goods or claims or disputes asserted by any Customer.

         9.2   Schedules. Borrower will deliver to Agent at such intervals as
               ---------
Agent may require: (x) copies of Customer's invoices, (y) evidence of shipment or delivery, and (z) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3   Environmental Reports. Furnish Agent, concurrently with the
               ---------------------
delivery of the financial statements referred to in Section 9.7, with a certificate signed by the President of Borrower stating, to the best of his knowledge, that Borrower and each of its Subsidiaries is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent Borrower or any of its Subsidiaries is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower or the applicable Subsidiary will implement in order to achieve full compliance.

         9.4   Litigation. Promptly notify Agent in writing of any litigation,
               ----------
suit or administrative proceeding affecting Borrower or any of its Subsidiaries, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

         9.5   Material Occurrences. Promptly notify Agent in writing upon the
               --------------------
occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower or any of its Subsidiaries as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrower or any of its Subsidiaries to a tax imposed by Section 4971 of the Code; (d) each and every default by Borrower or any of its Subsidiaries which could reasonably be expected to result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower or the applicable Subsidiary proposes to take with respect thereto.

         9.6   Intentionally Left Blank.
               ------------------------

         9.7   Annual Financial Statements. Furnish Agent within ninety (90)
               ---------------------------
days after the end of each fiscal year of Borrower and each of its Subsidiaries, consolidated financial statements of Borrower and each of its Subsidiaries including, but not limited to, (a) statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by Deloitte & Touche LLP or another independent certified public accounting firm selected by Borrower and satisfactory to Agent (the "Accountants"), (b) a management prepared schedule of the outstanding Indebtedness for borrowed money of Borrower and each of its Subsidiaries describing in reasonable detail each such Indebtedness issued or loan outstanding and the principal amount and amount accrued and unpaid interest with respect to each such Indebtedness issued or loan, and (c) any management letters delivered by the Accountants to the Borrower. The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (a) they have caused this Agreement to be reviewed, (b) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower's and any of its Subsidiaries', as applicable, compliance with the requirements or restrictions imposed by Sections 6.5 and 6.6 hereof. In addition, the reports shall be accompanied by (a) accounts receivable agings (b) accounts payable schedules (c) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement) and (e) a compliance certificate of Borrower's Chief Financial Officer substantially in the form of Exhibit 9.7 (the "Compliance Certificate") which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower or the applicable Subsidiary with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrower's and any of its Subsidiaries', as applicable, compliance with the requirements or restrictions imposed by Sections
6.5 and 6.6 hereof.

     9.8  Quarterly Financial Statements. Furnish Agent within forty-five (45)
          ------------------------------
days after the end of each quarter, including the last quarter of the fiscal year (a) an unaudited consolidated and management prepared consolidating balance sheet of Borrower and its Subsidiaries and unaudited statements of income and stockholders' equity and cash flow of Borrower and its Subsidiaries reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments. The reports shall be accompanied by a Compliance Certificate substantially in the form of Exhibit 9.7 which shall include a certificate of Borrower's Chief Financial Officer, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower or the applicable Subsidiary with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's and any of its Subsidiaries', as applicable, compliance with the requirements or restrictions imposed by Sections
6.5 and 6.6 hereof.

     9.9  Monthly Financial Statements. Furnish Agent within thirty (30) days
          ----------------------------
after the end of each month, including the last month of the fiscal year (a) accounts receivable agings, (b) accounts payable schedules and (c) a Borrowing Base Certificate in form and substance reasonably satisfactory to Agent, (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement).

     9.10 Intentionally Left Blank
          ------------------------

     9.11 Other Reports. Furnish Agent as soon as available, but in any event
          -------------
within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Borrower or any of its Subsidiaries shall send to its stockholders.

     9.12 Additional Information. Furnish Agent with such additional information
          ----------------------
as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Note have been complied with by Borrower and each of its Subsidiaries including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's or any of its Subsidiaries' opening of any new office or place of business or Borrower's or any of its Subsidiaries' closing of any existing office or place of business, and (c) promptly upon Borrower's or any of its Subsidiaries' learning thereof, notice of any labor dispute to which Borrower or any of its Subsidiaries may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of

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

any labor contract to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries is bound.

     9.13 Projected Operating Budget. Furnish Agent, (a) no later than fifteen
          --------------------------
(15) days after the beginning of Borrower's fiscal years commencing with fiscal year 2003, a month by month projected operating budget and cash flow of Borrower and its Subsidiaries for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month and cash flow projections in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Borrower.

     9.14 Notice of Suits, Adverse Events. Furnish Agent with prompt notice of
          -------------------------------
(a) any lapse or other termination of any Consent issued to Borrower or any of its Subsidiaries by any Governmental Body or any other Person that is material to the operation of Borrower's or any of its Subsidiaries' business, (b) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (c) copies of any periodic or special reports filed by Borrower or any of its Subsidiaries or any of its Subsidiaries with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower or any of its Subsidiaries, or if copies thereof are requested by Lender, and (d) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower or any of its Subsidiaries.

     9.15 ERISA Notices and Requests. Furnish Agent with immediate written
          --------------------------
notice in the event that (a) Borrower, any of its Subsidiaries or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower, any of its Subsidiaries or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (b) Borrower, any of its Subsidiaries or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which Borrower, any of its Subsidiaries or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (c) a funding waiver request has been filed with respect to any Plan together with all communications received by Borrower, any of its Subsidiaries or any member of the Controlled Group with respect to such request, (d) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower, any of its Subsidiaries or any member of the Controlled Group was not previously contributing shall occur, (e) Borrower, any of its Subsidiaries or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (f) Borrower, any of its Subsidiaries or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (g) Borrower, any of its Subsidiaries or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (h) Borrower, any of its Subsidiaries or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before

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

the due date for such installment or payment; (i) Borrower, any of its Subsidiaries or any member of the Controlled Group knows that (A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

     9.16 Additional Documents. Execute and deliver to Agent, upon request, such
          --------------------
documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.   EVENTS OF DEFAULT.

     10.1 Specified Events of Default. The occurrence of any one or more of the
          ---------------------------
following events shall constitute an "Event of Default":

          (a) failure by Borrower to pay any principal or interest on the Obligations when due (including the payment of excess Advances pursuant to Section 2.7 hereof), whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

          (b) any representation or warranty made or deemed made by Borrower or any of its Subsidiaries in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

          (c) issuance of a notice of Lien (other than a Permitted Encumbrance), levy, assessment, injunction or attachment securing Indebtedness in excess of $1,000,000 against a material portion of Borrower's or any of its Subsidiaries' property;

          (d) except as otherwise provided for in subparagraphs (a) and (c), failure or neglect of Borrower or any of its Subsidiaries to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Agreement, now or hereafter entered into between Borrower and Agent or any Lender (except for a failure or neglect of Borrower or any of its Subsidiaries to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 6.1, 6.3, 6.4, 9.4 or 9.6 hereof) for which no cure period is applicable or which is not cured within thirty (30) days from the occurrence of such failure or neglect;

          (e) any judgment or judgments are rendered or judgment liens filed against Borrower or any of its Subsidiaries for an aggregate amount in excess of $1,000,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

          (f) Borrower or any of its Subsidiaries shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or

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

similar fiduciary of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(vii) take any action for the purpose of effecting any of the foregoing;

     (g) Borrower or any of its Subsidiaries ceases to be solvent or shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

     (h) any Subsidiary of Borrower, or any Guarantor, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

     (i) any change in Borrower's or any of its Subsidiaries' condition or affairs (financial or otherwise) which has a Material Adverse Effect;

     (j) any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest except purchase money security interests permitted by Section 7.2 hereof (other than Permitted Liens);

     (k) an event of default has occurred and been declared under (i) the Permitted Vendor Debt or (ii) the Subordinated Debt Documentation, which default shall not have been cured or waived within any applicable grace period and for which any lender therein is permitted to take action thereunder;

     (l) default of the obligations of Borrower or any Guarantor under any other agreement to which it is a party shall occur which materially and adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

     (m) termination or breach of any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of Borrower or any of its Subsidiaries, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or Guaranty Security Agreement or similar agreement;

     (n) termination or breach of any Guaranty or Guaranty Security Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or Guaranty Security Agreement or similar agreement;

     (o)  any Change of Control shall occur;

     (p) any material provision of this Agreement or any Other Agreement shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Agent;

     (q) (i) any Governmental Body shall revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of Borrower or any of its Subsidiaries necessary for its operations, or (ii) any agreement which is necessary or material to the operation of Borrower's or any of its Subsidiaries business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

     (r) any portion of the Collateral having an aggregate value in excess of $250,000 shall be seized or taken by a Governmental Body, or Borrower or any Guarantor or the title and rights of Borrower or any of its Subsidiaries shall have become the subject matter of litigation which might, in the reasonable judgment of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

     (s) an event or condition specified in Sections 7.16 or 9.16 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any of its Subsidiaries or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect; or

     (t) (i) failure of Borrower or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness or any contingent obligations or (ii) breach or default of Borrower or any of its Subsidiaries or the occurrence of any condition or event, with respect to any Indebtedness or any contingent obligations if the effect of such failure to pay, breach, default or occurrence is to cause or to permit the holder or holders then to cause, such Indebtedness and/or contingent obligations having an individual principal amount in excess of $1,000,000; or

     (u) termination of an existing Blocked Account Agreement by a third party bank party thereto that results in the termination of the Agent's control over the cash proceeds in a Blocked Account.

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

XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1 Rights and Remedies. Upon the occurrence of (a) an Event of
              -------------------
Default pursuant to Sections 10(f) or (h) all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (b) any of the other Events of Default and at any time thereafter (such default not having previously been cured), and
(c) a filing of a petition against Borrower or any Guarantor in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower or the applicable Guarantor and in each case at the option of the Agent in its discretion or upon written directions to do so from the Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances. Upon the occurrence and the continuance of any Event of Default and upon ten (10) days prior written notice from the Agent to the Borrower (except with respect to the Agent's and Lenders' right of setoff hereunder the exercise of which may be at any time after a Default and without any notice to the Borrower), Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. During the continuance of an Event of Default and upon ten (10) days written notice by the Agent to the Borrower, Agent may enter any of Borrower's or any Guarantor's premises or other premises without legal process and without incurring liability to Borrower or the applicable Subsidiary therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower or the applicable Guarantor to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as is commercially reasonable. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower and each Guarantor. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of Borrower's and each Guarantor's (a) trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied in the order set forth in Section 11.5 hereof. If any deficiency shall arise, Borrower and each of its Subsidiaries shall remain liable to

Agent and Lenders therefor. Upon the occurrence of any Event of Default, Agent shall have the right to appoint a receiver on behalf of Borrower or the applicable Subsidiary.

         11.2 Agent's Discretion. Agent shall have the right in its sole
              ------------------
discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

         11.3 Setoff. Notwithstanding any provision on this Agreement or any
              ------
Other Document, in addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right without notice to Borrower or any Guarantor to apply Borrower's or any Guarantor's property held by Agent and such Lender to reduce the Obligations.

         11.4 Rights and Remedies not Exclusive. The enumeration of the
              ---------------------------------
foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

         11.5 Allocation of Payments After Event of Default. Notwithstanding any
              ---------------------------------------------
other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent's discretion, be paid over or delivered as follows:

         FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees and fees of other professionals) of the Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the Other Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of this Document;

         SECOND, to payment of any fees owed to the Agent;

         THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees and fees of other professionals) of each of the Lenders in connection with enforcing its rights under this Agreement and the Other Documents or otherwise with respect to the Obligations owing to such Lender;

         FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;

         FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of any outstanding Letters of Credit);

         SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above;

         SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus including the Borrower.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses "FOURTH", "FIFTH," "SIXTH" and "SEVENTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 11.5.

XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1 Waiver of Notice. Borrower and each of its Subsidiaries hereby
              ----------------
waive notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein or any Other Document.

         12.2 Delay. No delay or omission on Agent's or any Lender's part in
              -----
exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES
              -----------
ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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

XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1 Term. This Agreement, which shall inure to the benefit of and
              ----
shall be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until June 30, 2004 (the "Term") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon prior written notice to the Agent and the Lenders and upon payment in full of the Obligations.

         13.2 Termination. The termination of the Agreement shall not affect
              -----------
Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XIV.     REGARDING AGENT.

         14.1 Appointment. Each Lender hereby designates Citizens to act as
              -----------
Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections
3.4 and the Agent Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

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

         14.2 Nature of Duties. Agent shall have no duties or responsibilities
              ----------------
except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Borrower or any of its Subsidiaries to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of Borrower and each of its Subsidiaries. The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

         14.3 Lack of Reliance on Agent and Resignation. Independently and
              -----------------------------------------
without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of Borrower or any of its Subsidiaries, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of Borrower or any of its Subsidiaries, or the existence of any Event of Default or any Default.

         Agent may resign on ten (10) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower.

         Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions

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

of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     14.4 Certain Rights of Agent. If Agent shall request instructions from
          -----------------------
Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     14.5 Reliance. Agent shall be entitled to rely, and shall be fully
          --------
protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

     14.6 Notice of Default. Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

     14.7 Indemnification. To the extent Agent is not reimbursed and indemnified
          ---------------
by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

     14.8 Agent in its Individual Capacity. With respect to the obligation of
          --------------------------------
Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if

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

it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     14.9  Delivery of Documents. To the extent Agent receives financial
           ---------------------
statements required under Sections 9.7, 9.9, 9.10, 9.13 and 9.14 from Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

     14.10 Borrower's Undertaking to Agent. Without prejudice to its obligations
           -------------------------------
to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

     14.11 Amendment of Article 14. Borrower agrees that the foregoing
           -----------------------
provisions of this Article 14 constitute an agreement among the Agent and the Lenders (and the Agent and the Lenders acknowledge that except for the provisions of Section 14.3, Borrower is not a party to or bound by such foregoing provisions) and that any and all of the provisions of this Article 14, with the exception of the reasonable approval of Borrower as may be required under Section 14.3 hereto, may be amended at any time by the Lenders without the consent or approval of, or notice to, Borrower (other than the requirement of notice to Borrower of the resignation of the Agent and the appointment of a successor Agent).

     14.12 Additional Rights of Agent. The parties hereto agree that no
           --------------------------
amendment, waiver, consent or other action under this Agreement will be taken that adversely affects Agent, unless Agent shall have consented in writing to such amendment, waiver, consent or other action.

XV.  MISCELLANEOUS.

     15.1  Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the Commonwealth of Massachusetts applied to contracts to be performed wholly within the Commonwealth of Massachusetts. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the Commonwealth of Massachusetts, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action

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

instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Borrower waives the right to remove any judicial proceeding brought against Borrower in any state court to any federal court. Any judicial proceeding by Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Suffolk, Commonwealth of Massachusetts.

     15.2 Entire Understanding.

          (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

          (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrower may, subject to the provisions of this Section
15.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default hereunder or thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

               (i) increase the Commitment Percentage, the maximum dollar commitment of any Lender or the Maximum Advance Amount;

               (ii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement;

               (iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 15.2(b);

               (iv) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement, including Section 7.1 hereof) having an aggregate value in excess of $250,000;

               (v)   change the rights and duties of Agent;

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

               (vi) increase the Advance Rates above the Advance Rates in effect on the Closing Date; or

               (vii) release any Guarantor.

     Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

     In the event that Agent requests the consent of a Lender pursuant to this
Section 15.2 and such Lender shall not respond or reply to Agent in writing within five (5) days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrower. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

     Notwithstanding (a) the existence of a Default or an Event of Default, (b) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or (c) any other provision of this Agreement, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances and Swingline Advances at any time to exceed the Formula Amount by up to one hundred and ten percent (110%) of the Formula Amount for up to thirty (30) consecutive Business Days (the "Out-of-Formula Loans"). If Agent is willing in its sole and absolute discretion to make such Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Lenders do make Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a). For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be "Eligible Receivables" becomes ineligible, collections of Receivables applied to reduce outstanding Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Advances to exceed the Formula Amount by more than one hundred and ten percent (110%), Agent shall use its efforts to have Borrower decrease such excess in as expeditious a manner as is practicable under the circumstances and

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

not inconsistent with the reason for such excess. Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

     In addition to (and not in substitution of) the discretionary Advances permitted above in this Section 15.2, the Agent is hereby authorized by Borrower and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or
(B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Advances to Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement; provided, that
                                                                --------  ----
at any time after giving effect to any such Advances the outstanding Advances do not exceed one hundred and ten percent (110%) of the Formula Amount.

     15.3 Successors and Assigns; Participations; New Lenders.
          ---------------------------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

          (b) Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Borrower and each of its Subsidiaries hereby grant to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

          (c) Any Lender may with the consent of Agent and Borrower which consent shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000 (or, if less, the entire interest of such transferring Lender), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording, provided that the Borrower's consent to any such sale,

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

assignment or transfer shall not be required upon an Event of Default and during the continuance thereof. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower and each of its Subsidiaries shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

          (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

          (e) Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower provided that Agent consistent with its past practices obtains an agreement from such Transferee or Purchasing Lender to keep such information confidential.

          (f) Each Lender authorizes Agent to transmit a borrowing request of Borrower to the Lenders electronically.

     15.4 Application of Payments. Agent shall have the continuing and exclusive
          -----------------------
right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any

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

bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

     15.5 Indemnity. Borrower and each of its Subsidiaries shall indemnify
          ---------
Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.

     15.6 Notice. Any notice or request hereunder may be given to Borrower or to
          ------
Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 15.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission in accordance with this Section 15.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 15.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this
Section 15.6. Any Notice shall be effective:

          (a) In the case of hand-delivery, when delivered;

          (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

          (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

          (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

          (e) In the case of electronic transmission, when actually received;
and

          (f) If given by any other means (including by overnight courier), when actually received.

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

     Any Lender giving a Notice to Borrower shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.

          (A)  If to Agent or      Citizens Bank of Massachusetts
               Citizens at:        28 State Street, 13/th/ Floor
                                   Boston, Massachusetts 02109
                                   Attention: Michael S St. Jean
                                   Telephone: (617) 994-7103
                                   Facsimile: (617) 723-9431

               with a copy to:     Goodwin Procter  LLP
                                   Exchange Place
                                   Boston, Massachusetts 02109
                                   Attention:  Steven M. Ellis, P.C.
                                   Telephone: (617) 570-1957
                                   Facsimile: (617) 570-1231

          (B) If to a Lender other than Agent, as specified on the signature pages hereof

          (C)  If to Borrower      PC Connection, Inc.
               or any Guarantor:   Route 101A (730 Milford Road)
                                   Merrimack, New Hampshire 03054
                                   Attention: Mark Gavin
                                   Telephone: (603) 423-2000
                                   Facsimile: (603) 423-2192

               with a copy to:     Hale and Dorr LLP
                                   60 State Street
                                   Boston, Massachusetts  02109
                                   Attention:  Mitchel Appelbaum
                                   Telephone:  (617) 526-6000
                                   Telecopier: (617) 526-5000

     15.7 Survival. The obligations of Borrower or any of its Subsidiaries, as
          --------
applicable, under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), 14.7, 15.1, 15.5 and
15.10 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

     15.8 Severability. If any part of this Agreement is contrary to, prohibited
          ------------
by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     15.9 Expenses. All reasonable costs and expenses including, without
          --------
limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf or on behalf of Lenders and Lenders (a) in connection with the syndication, preparation, execution, delivery, administration, modification and amendment of

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

this Agreement or any Other Documents, (b) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (c) in connection with the negotiation, execution, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (d) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (e) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with Borrower, or (f) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower's Account and shall be part of the Obligations, other than costs or expenses incurred by the Agent or Lender as a result of the gross negligence or willful misconduct of such Agent or Lender.

     15.10 Injunctive Relief. Borrower recognizes that, in the event Borrower
           -----------------
fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

     15.11 Consequential Damages. Neither Agent nor any Lender, nor any agent or
           ---------------------
attorney for any of them, shall be liable to Borrower for consequential damages (whether direct or indirect) or special damages arising from any breach of contract, tort or other claim relating to the establishment, administration or collection of the Obligations.

     15.12 Captions. The captions at various places in this Agreement are
           --------
intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

     15.13 Counterparts; Facsimile Signatures. This Agreement may be executed in
           ----------------------------------
any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     15.14 Construction. The parties acknowledge that each party and its counsel
           ------------
have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

     15.15 Confidentiality; Sharing Information.
           ------------------------------------

     Agent, each Lender, each Transferee and each potential Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (i) to its examiners, affiliates, outside auditors, counsel and other professional advisors and rating agencies, (ii) to Agent, any Lender or to any prospective Transferee or

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

Purchasing Lender, and (iii) as required or requested by any Governmental Body or representative thereof or pursuant to legal or regulatory process or inquiry; provided, further that (x) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body or any regulatory review) or (B) pursuant to legal process and
(y) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

     15.18 Publicity. Borrower and each Lender hereby authorizes Agent to make
           ---------
appropriate announcements of the financial arrangement entered into among Borrower, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

     15.19 Other Document. Borrower agrees and acknowledges that to the extent
           --------------
any provision of this Agreement is inconsistent with any provisions of any Other Documents (other than the LMCS Agreement), this Agreement shall govern.

                           [Signature page to follow]

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

     Each of the parties has signed this Amended and Restated Revolving Credit and Security Agreement under seal as of the day and year first above written.

                                         PC CONNECTION, INC., as Borrower.


                                         By: /s/ Mark A. Gavin
                                             -----------------------------------
                                         Name:  Mark A. Gavin
                                         Title: Chief Financial Officer


                                         COMTEQ FEDERAL OF NEW HAMPSHIRE, INC.,
                                         as Guarantor.


                                         By: /s/ Gary Sorkin
                                             -----------------------------------
                                         Name:  Gary Sorkin
                                         Title: President


                                         GOVCONNECTION, INC., as Guarantor.


                                         By: /s/ Gary Sorkin
                                             -----------------------------------
                                         Name:  Gary Sorkin
                                         Title: President


                                         MERRIMACK SERVICES CORPORATION, as
                                         Guarantor.


                                         By: /s/ Mark A. Gavin
                                             -----------------------------------
                                         Name:  Mark A. Gavin
                                         Title: Chief Financial Officer


                                         PC CONNECTION SALES CORPORATION, as
                                         Guarantor.


                                         By: /s/ Robert F. Wilkins
                                             -----------------------------------
                                         Name:  Robert F. Wilkins
                                         Title: Treasurer

                                         PC CONNECTION SALES OF MASSACHUSETTS,
                                         INC., as Guarantor.


                                         By: /s/ Robert F. Wilkins
                                             -----------------------------------
                                         Name:  Robert F. Wilkins
                                         Title: Treasurer


                                         MOREDIRECT, INC.


                                         By: /s/ Scott J. Modist
                                             -----------------------------------
                                         Name:  Scott J. Modist
                                         Title: Vice President and
                                                Chief Financial Officer


                                         CITIZENS BANK OF MASSACHUSETTS, as
                                         Lender and as Agent


                                         By: /s/ Michael S. St. Jean
                                             -----------------------------------
                                         Name:  Michael S. St. Jean
                                         Title: Vice President


                                         28 State Street
                                         13/th/ Floor
                                         Boston, Massachusetts 02109

                                         Commitment Percentage: 77.78%


                                         FLEET NATIONAL BANK


                                         By: /s/ Kenneth R. Sheldon
                                             -----------------------------------
                                         Name:  Kenneth R. Sheldon
                                         Title: Vice President


                                         1155 Elm Street
                                         Manchester, NH  03101
                                         Commitment Percentage: 22.22%